STOCK PURCHASE AGREEMENT


                                 by and between



                           NEXTGEN ACQUISITION, INC.,
                        a Delaware corporation ("Buyer"),


                               NEXTGEN FUEL INC.,
                     a Delaware corporation (the "Company"),



                                       and



                        GOLDEN TECHNOLOGY MANAGEMENT, LLC
                                 PHILIP LEVESON
                                  JEFF DEWEESE
                                 GOSHEN CAPITAL
                                   RON ROBBINS
                          (Collectively, the "Sellers")












                             Dated: October 12, 2006


                                TABLE OF CONTENTS

                                                                                                           Page

1.       TERMS OF ACQUISITION................................................................................1
         1.1      Stock Purchase.............................................................................1
         1.2      Purchase Price.............................................................................1
         1.3      Closing....................................................................................2
                  (a)      Closing Date......................................................................2
                  (b)      Buyer's Delivery of Ancillary Agreements..........................................2
                  (c)      The Sellers' Deliveries of Ancillary Agreements...................................2
         1.4      Purchase Price Adjustment..................................................................3

2.       REPRESENTATIONS AND WARRANTIES......................................................................3
         2.1      Representations and Warranties as to the Company...........................................3
                  (a)      Capitalization....................................................................3
                  (b)      Organization; Good Standing; Power................................................5
                  (c)      Authority; Validity; No Conflicts.................................................5
                  (d)      Interests in Other Entities.......................................................6
                  (e)      Governmental Authorizations; Third-Party Consents.................................6
                  (f)      Projections.......................................................................6
                  (g)      Financial Statements..............................................................6
                  (h)      Absence of Certain Changes........................................................7
                  (i)      Tax Matters.......................................................................9
                  (j)      Litigation.......................................................................10
                  (k)      Compliance with Applicable Laws..................................................11
                  (l)      Environmental Matters............................................................11
                  (m)      Permits..........................................................................11
                  (n)      Title to Properties; Leases......................................................12
                  (o)      Accounts Receivable; Fixed Assets; Inventory.  ..................................12
                  (p)      Absence of Undisclosed Liabilities...............................................13
                  (q)      Intellectual Property............................................................13
                  (r)      Domain Names.....................................................................14
                  (s)      Insurance........................................................................14
                  (t)      Bank Accounts; Credit Cards; Corporate Accounts; and Powers of Attorney..........15
                  (u)      Employee Arrangements; ERISA.  ..................................................15
                  (v)      Employees........................................................................17
                  (w)      Certain Business Matters.........................................................17
                  (x)      Contracts........................................................................17
                  (y)      Customers........................................................................18
                  (z)      Absence of Certain Business Practices............................................18
                  (aa)     Brokers..........................................................................18
                  (bb)     No Reliance......................................................................18
                  (cc)     Affiliated Transactions..........................................................19
                  (dd)     Disclosure Schedules.............................................................19



                               TABLE OF CONTENTS
                                   (continued)
         2.2      Representations and Warranties of the Sellers.............................................19
                  (a)      Capacity; Validity; No Conflicts.................................................19
                  (b)      Stock Ownership..................................................................20
                  (c)      No Other Representations or Warranties...........................................20

                  (a)      Organization and Power...........................................................19
                  (b)      Authority; Validity; No Conflicts................................................19
                  (c)      Government Approvals.............................................................21
                  (d)      No Outside Reliance; Financial and Business Experience...........................21
                  (e)      Brokers..........................................................................21
                  (f)      Financing........................................................................21
                  (g)      Investment Inten.................................................................22
                  (h)      Litigation.......................................................................22

3.       COVENANTS..........................................................................................22
         3.1      Investigation by Buyer....................................................................22
         3.2      Carry on in Ordinary Course...............................................................23
         3.3      Exclusive Dealings........................................................................23
         3.4      Consents..................................................................................24
         3.5      Supplemental Disclosure...................................................................24
         3.6      Public Announcements......................................................................24
         3.7      Records...................................................................................24
         3.8      Maintenance of Insurance..................................................................24
         3.9      Resignations..............................................................................25
         3.10     Best Efforts to Close.....................................................................25

4.       CONDITIONS TO CLOSING..............................................................................25
         4.1      Conditions to Buyer's Obligation to Close.................................................25
                  (a)      Agreements and Conditions........................................................25
                  (b)      Representations and Warranties...................................................25
                  (c)      No Legal Proceedings.............................................................25
                  (d)      The Sellers' and Officer's Certificate...........................................25
                  (e)      Absence of Material Changes......................................................26
                  (f)      Consents.........................................................................26
                  (g)      Ancillary Agreements.............................................................26
                  (h)      Stock Certificates...............................................................26
                  (i)      Resignations.....................................................................26
                  (j)      Secretary's Certificate..........................................................26
                  (k)      Certificates of Status...........................................................26
                  (l)      Other Closing Deliveries.........................................................26
         4.2      Conditions to the Sellers' Obligations to Close...........................................26
                  (a)      Agreements and Conditions........................................................26
                  (b)      Representations and Warranties...................................................27
                  (c)      No Legal Proceedings.............................................................27
                  (d)      Officer's Certificate............................................................27
                  (e)      Secretary's Certificate..........................................................27
                  (f)      Purchase Price...................................................................27
                  (g)      Ancillary Agreements.............................................................27

5.       FURTHER ASSURANCES.................................................................................27

6.       CERTAIN TAX MATTERS.   ............................................................................28
         6.1      Straddle Period...........................................................................28
         6.2      Allocation of Purchase Price..............................................................28
         6.3      Tax Periods Ending on or before the Closing Date..........................................28
         6.4      Cooperation on Tax Matters................................................................28
         6.5      Certain Taxes.............................................................................29

7.       SURVIVAL; INDEMNIFICATION.   ......................................................................29
         7.1      Survival of Representations...............................................................29
         7.2      Indemnities of the Company and the Sellers................................................29
         7.3      Indemnity of Buyer........................................................................29
         7.4      Procedures for Indemnification; Defense...................................................30
         7.5      Limitations on Indemnification............................................................30
         7.6      Relationship with Purchase Price Adjustment...............................................31
         7.7      Indemnification Waiver....................................................................31
         7.8      Method of Indemnification.................................................................31

8.       NON-COMPETITION; CONFIDENTIALITY...................................................................31
         8.1      Non-Competition...........................................................................31
         8.2      No Competing Interests....................................................................32
         8.3      Non-Solicitation..........................................................................32
         8.4      Non-Disruption............................................................................32
         8.5      Non-Disparagement.........................................................................32
         8.6      Confidentiality...........................................................................32
         8.7      Remedies upon Breach......................................................................33

                                TABLE OF CONTENTS
                                   (continued)
9.       MISCELLANEOUS PROVISIONS...........................................................................33
         9.1      Execution in Counterparts.................................................................33
         9.2      Notices...................................................................................33
         9.3      Right to Offset...........................................................................34
         9.4      Amendments; Waivers.......................................................................34
         9.5      Entire Agreement..........................................................................34
         9.6      Governing Law; Consent to Jurisdiction; Waiver of Jury Trial..............................34
         9.7      Termination...............................................................................35
         9.8      Financing Rights..........................................................................35
         9.9      Effects of Termination....................................................................35
         9.10     Fees and Disbursements....................................................................36
         9.11     Assignment................................................................................36
         9.12     Binding Effect; Benefits..................................................................36
         9.13     Severability..............................................................................36
         9.14     Appointment and Duties of Sellers' Representative.........................................36
         9.15     Rules of Construction.....................................................................37

Exhibits
Exhibit A.1 through A.3 -Forms of Consulting Agreement
Exhibit B - Form of Seller Release

Schedules
Schedule 1.1.........Stock Ownership
Schedule 1.2(b)......Allocation of the Purchase Price Among the Sellers
Schedule 2.1(b)......States where the Company is Qualified
Schedule 2.1(d)......Interests in Other Entities
Schedule 2.1(e)......Governmental Authorizations; Third-Party Consents
Schedule 2.1(f)......Projections
Schedule 2.1(g)......Financial Statements
Schedule 2.1(g)(A)...Special Purpose Entities
Schedule 2.1(h)......Absence of Certain Changes
Schedule 2.1(h)(A)...Permitted Liens
Schedule 2.1(i)......Tax Matters
Schedule 2.1(j)......Litigation
Schedule 2.1(l)......Environmental Matters
Schedule 2.1(m)......Permits
Schedule 2.1(n)(i)...Title to Properties
Schedule 2.1(n)(ii)..Leases, etc.
Schedule 2.1(o)(i)...Accounts Receivable
Schedule 2.1(o)(ii)..Machinery and Equipment
Schedule 2.1(p)......Undisclosed Liabilities
Schedule 2.1(q)......Intellectual Property
Schedule 2.1(r)......Domain Names
Schedule 2.1(s)......Insurance
Schedule 2.1(t)......Bank Accounts and Powers of Attorney
Schedule 2.1(u)......Employee Arrangements
Schedule 2.1(v)......Employee Information
Schedule 2.1 (w).....Certain Business Matters
Schedule 2.1(x)......Contracts
Schedule 2.1(y)......Customers
Schedule 2.1(aa).....Brokers
Schedule 2.1(cc).....Affiliated Transactions
Schedule 6.4.........Tax Allocation

                            STOCK PURCHASE AGREEMENT


     This STOCK PURCHASE AGREEMENT (this "Agreement") is made this 12th day of October 2006 by and between NextGen Acquisition, Inc., a Delaware corporation ("Buyer"), NextGen Fuel Inc., a Delaware corporation (the "Company"), and Golden Technology Management, LLC, Philip Leveson, Jeff DeWeese, Goshen Capital, and Ron Robbins (collectively, the "Sellers" and individually, a "Seller").

                              W I T N E S S E T H :
                               - - - - - - - - - -

     WHEREAS,  the Company is principally  engaged in the business of developing
and  distributing   esterifciation  and  transesterfication   biodiesel  process
technologies (the "Business");

     WHEREAS, the Sellers are the record and beneficial owners of the aggregate of 890 shares of common stock, par value $0.01 per share, of the Company (the "Company Stock"), which shares represent all of the issued and outstanding capital stock of the Company; and

     WHEREAS, the Sellers desire to sell their shares of Company Stock to Buyer, and Buyer desires to purchase all of the Company Stock from the Sellers, in the manner and subject to the terms and conditions hereinafter set forth.

     NOW,   THEREFORE,   in   consideration  of  the  premises  and  the  mutual
representations, warranties, covenants and agreements herein contained, the parties hereby agree as follows:

     1.   TERMS OF ACQUISITION.

     1.1 Stock Purchase. Subject to the terms and conditions of this Agreement, on the Closing Date (as defined in Section 1.3(a) hereof), each Seller shall sell, transfer, convey and deliver to Buyer, and Buyer shall purchase, acquire and accept from each Seller, all right, title and interest of such Seller, legal and equitable, beneficial and of record, in and to the number of shares of Company Stock set forth opposite each Seller's name on Schedule 1.1 hereto under the caption "Number of Shares Owned." The originally issued certificates evidencing the Company Stock shall be delivered at the Closing (as defined in Section 1.3(a) hereof) by the Sellers to Buyer, free and clear of all liens, mortgages, pledges, charges, claims, security interests or encumbrances of any nature whatsoever ("Liens"), accompanied by duly executed stock powers (endorsed in blank) and with any necessary stock transfer tax stamps affixed thereto.

     1.2  Purchase Price.

               (a) As the full purchase price for all of the Company Stock (the "Purchase Price"), Buyer shall pay to the Sellers the aggregate sum of TWENTY MILLION DOLLARS ($20,000,000.00) in cash subject to adjustments as provided in Section 1.4 hereof and the holdbacks set forth in Section 1.2(c) hereof.

               (b) The Purchase Price shall be allocated among the Sellers in the manner set forth on Schedule 1.2(b) hereto.

               (c) The Purchase Price shall be payable as follows: (i) EIGHTEEN MILLION DOLLARS ($18,000,000.00) (the "Cash Purchase Price") of the Purchase Price as adjusted by Section 1.4 hereof less TWO MILLION DOLLARS ($2,000,000.00) (the "Cash Holdback"), shall be paid by Buyer at the Closing by wire transfer of immediately available funds to an account or accounts designated in writing by John Gaus (the "Sellers' Rep")and
                    (ii) funds in an amount equal to the sum of the Cash Holdback plus the Cash Balance, which amount is currently estimated to be about THREE MILLION TWO HUNDRED THOUSAND DOLLARS ($3,200,000.00) and defined with precision in
                    Section 1.4(a) hereof (the "Holdback Amount"), shall be placed in trust in a separate, segregated account of the Company (the "Holdback Account"), with such amount being held and disbursed pursuant to the provisions of Section 7.8 hereof.

     1.3  Closing.

               (a) Closing Date. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Buyer's special counsel on a mutually agreeable date on or prior to October 20, 2006 and at such time as shall be agreed upon by Buyer and the Company (the "Closing Date") or at such other time, date and location as the parties hereto agree in writing; provided, that all conditions precedent set forth in Sections 4.1, 4.2 and 9.8 hereof shall have been satisfied or waived; provided, further, that the Sellers and the Company recognize and agree that the timing of the Closing must be coordinated with, and is subject to, the requirements of Buyer's lender(s) and equity financer(s); provided, further, that the Buyer shall use commercially reasonable efforts to cause such lender(s) and equity financer(s) to take all appropriate actions to close on the Closing Date.

               (b) Buyer's Delivery of Ancillary Agreements. Subject to the terms and conditions of this Agreement, and in addition to the deliveries set forth in Section 1.2 hereof and provided for elsewhere herein, at the Closing, Buyer shall or, in respect of the Consulting Agreements (as defined below), shall cause the Company to, duly execute and deliver the Consulting Agreements with Jeff DeWeese, Phil Leveson and John Gaus substantially in the forms attached hereto as Exhibits A.1, A.2 and A.3 (the "Consulting Agreements").

               (c) The Sellers' Deliveries of Ancillary Agreements. Subject to the terms and conditions of this Agreement, and in addition to the deliveries set forth in Section 1.1 hereof and provided for elsewhere herein, at the Closing, the Sellers shall duly execute and deliver the following documents:

                    (i)  the Consulting Agreements; and

                    (ii) releases  from each of the  Sellers to the  Company and
                         Buyer, substantially in the form attached hereto as Exhibit B (the "Seller Releases").

                         The documents referred to in clauses (i) and (ii) above
                    are hereinafter collectively referred to as the "Ancillary Agreements."

     1.4  Purchase Price Adjustment.

               (a) On the business day immediately prior to the Closing Date, the Company shall deliver to Buyer a certificate of the Company's Chief Executive Officer and its Chief Financial Officer (the "Estimated Closing Certificate") setting forth:
                    (i) the aggregate amount of all of the Company's indebtedness for borrowed money (including any accrued and unpaid interest thereon), capitalized lease obligations and all other liabilities and obligations evidenced by notes, bonds, debentures or similar instruments, together with a calculation of the prepayment premiums and penalties that would be required to be paid in order to effect the payment in full of such indebtedness, liabilities and obligations on or about the Closing Date, as of such business day (collectively, the "Debt"), (ii) the cash and cash equivalents of the Company as of the Closing Date, (the "Cash Balance"), which amount shall be determined in accordance with GAAP (as defined herein); and (iii) any Gross Margin Amount (defined below) that is owed to the Company as of the Closing Date, including all details as to how such amount was determined. The Estimated Closing Certificate shall be accompanied by a balance sheet of the Company as of the close of business on such business day (the "Estimated Closing Balance Sheet"). For purposes hereof, "Gross Margin Amount" shall mean the excess of (A) all outstanding accounts receivable of the Company as of the Closing Date for any Systems (as defined below) sold by the Company prior to the Closing Date (excluding any outstanding accounts receivable for Systems sold to GreenShift Corporation, Buyer or any of their respective affiliates or subsidiaries), over (B) the total costs and expenses to build the applicable System with respect to each outstanding accounts receivable, irrespective of whether such costs and expenses have yet been paid. For purposes of this Agreement, "Systems" shall mean biodiesel process systems.

               (b) The Cash Purchase Price payable at the Closing shall be adjusted on an estimated basis based on the Estimated Closing Certificate as follows: (i) reduced by the amount of $1.00 for each $1.00 of the Debt; (ii) increased by an amount equal to $1.00 for each $1.00 of the Cash Balance; and (iii) increased an amount equal to $1.00 for each $1.00 of twenty-five percent (25%) of the Gross Margin Amount. Notwithstanding anything contained herein to the contrary, the Company shall retain seventy-five percent (75%) of the Gross Margin and one hundred percent (100%) of all accounts receivable for systems sold to GreenShift Corporation, the Buyer or any of their affiliates or subsidiaries prior to the Closing, and there shall be no adjustment to the Cash Purchase Price with respect to same.

     2.   REPRESENTATIONS AND WARRANTIES.

     2.1 Representations and Warranties as to the Company. The Company and the Sellers (except for Ron Robbins) hereby, severally and not jointly, represent and warrant to Buyer as follows:

          (a) Capitalization. The authorized capital stock of the Company consists solely of 1,000 shares of common stock, par value$0.01 per share, of which 890 shares are issued and outstanding. No shares of capital stock of the Company are held as treasury stock. All issued and outstanding shares of the Company's common stock are owned, of record and beneficially, solely by the Sellers. The number of shares of Company Stock so owned by each of the Sellers is as set forth on Schedule 1.1 hereto. All shares of Company Stock have been duly authorized and validly issued and are fully paid and non-assessable. All prior offerings and issuances of Company capital stock have been made in accordance with applicable federal and state securities Laws (as defined in
               Section 2.1(k) hereof), except any where the failure to so comply would not have a Material Adverse Effect (as defined below). Except as set forth on Schedule 1.1, there are no outstanding obligations, options, warrants, rights, calls, commitments, conversion rights, plans or other agreements of any character to which the Company is a party or by which it is otherwise bound that provide for the repurchase or issuance by the Company of any shares of its capital stock or permit any Person (as defined below) to share or participate in any of the profits, revenues or sales of the Company. Except as set forth on Schedule 1.1, there are no preemptive rights, rights of first refusal or first offer, stock option grant or exercise rights, voting or veto rights, change of control or similar rights, anti-dilution protections or other rights that any stockholder, officer, employee or director of the Company or any other natural person, corporation, partnership, limited liability company or other entity (collectively, "Persons" and individually, a "Person") is (or would be) entitled to invoke as a result of the sale of the Company Stock pursuant to this Agreement or otherwise. As used in this Agreement, "Material Adverse Effect" when used in connection with an entity means any change, event, circumstance, conditions, occurrences, developments or effects, individually or when aggregated with other changes, events, circumstances, conditions, occurrences, developments or effects, that is materially adverse to the business, properties, assets, liabilities, prospects, condition (financial or otherwise) or results of operations of such entity, it being understood that none of the following alone or in combination shall be deemed, in and of itself, to constitute a Material Adverse Effect:

                    (i) changes in GAAP or applicable Laws after the date hereof;

                    (ii) changes,     events,     circumstances,     conditions,
                         occurrences, developments or effects resulting from the announcement of the execution of this Agreement or of the pendency of the transactions contemplated hereby;

                    (iv) changes,     events,     circumstances,     conditions,
                         occurrences, developments or effects resulting from compliance by the Company or Buyer with the terms of, or the taking of any action specifically required to be taken in, this Agreement (other than the consummation of the transactions contemplated hereby);

                    (v) changes in economic, financial, credit or securities markets, or political conditions generally;

                    (vi) any act of terrorism or war (whether or not  declared);
                         or

                    (vii) changes  affecting  generally the  industries in which the Company or Buyer conduct business;

                    except, in the case of clauses (v) and (vii) above, to the extent such changes, events, circumstances, conditions, occurrences, developments or effects have a materially disproportionate adverse effect on the Company or Buyer as compared to other Persons engaged in the same businesses.

          (b) Organization; Good Standing; Power. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as presently conducted by it. Schedule 2.1(b) hereto sets forth a true and complete list of all states and other jurisdictions in which the Company is duly qualified and in good standing to transact business as a foreign corporation. Except for those set forth on Schedule 2.1(b), there are no other states or jurisdictions in which the character and location of the properties owned or leased by the Company and the conduct of its business make any such qualification necessary, except any where the failure to be so qualified would not have a Material Adverse Effect. The Company's minute books contain, in all material respects, true and complete records of all meetings and other material actions, including, without limitation, actions by vote or written consent of the stockholders and the board of directors of the Company.

          (c) Authority; Validity; No Conflicts The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder, and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary corporate action on the part of the Company, and the Company has all necessary corporate power with respect thereto. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Buyer, shall be the valid and binding obligation of the Company, enforceable against it in accordance with its terms, except to the extent that enforceability thereof may be limited by general equitable principles (regardless of whether enforceability is considered in a proceeding at law or in equity) or the operation of bankruptcy, insolvency, reorganization, moratorium or similar Laws. Neither the execution and delivery by the Company of this Agreement, nor the consummation of the transactions contemplated hereby, nor the performance by the Company of its obligations hereunder, shall (or for the purposes of subsections (ii), (iv) and (vi) below, with the giving of notice or the lapse of time or both, would):
               (i) conflict with or violate any provision of the Certificate of Incorporation or By-Laws of the Company; (ii) give rise to a conflict, breach or default, or any right of termination, cancellation or acceleration of remedies or rights, or otherwise result in a loss of benefits to the Company, under the provisions of any material note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Company is a party or by which it or any of its properties or assets is otherwise bound; (iii) violate any Law applicable to the Company or any of its properties or assets; (iv) result in the creation or imposition of any Lien upon any of the properties or assets of the Company; (v) to the Knowledge of the Company and the Sellers, interfere with or otherwise adversely affect the ability of Buyer to carry on the Business of the Company as presently conducted; or (vi) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give rise to any right to revoke, suspend, terminate or modify any Permit (as defined in
               Section  2.1(m)  hereof),  except,  with respect to clauses (ii),
               (iii), (iv),(v) or (vi) for such conflicts, violations, breaches, defaults, triggerings, cancellations, increases or other occurrences that would not have a Material Adverse Effect.

               For purposes of this Agreement, the phrase "the Knowledge of the Company and the Sellers" or words of similar import relating to the knowledge or awareness of the Company or any Seller means facts or other information actually known by any Seller of the Company, without requirement of further inquiry, as of the date of this Agreement.

          (d) Interests in Other Entities. Except as set forth on Schedule 2.1(d) hereto, the Company does not, directly or indirectly: (i) own, of record or beneficially, any shares of voting stock or any other equity securities of any Person; (ii) have any other ownership or equity or debt interest, of record or beneficially, in any Person; or (iii) have any obligation or right, fixed or contingent, to purchase or subscribe for any interest in, advance or loan monies to, or in any way make an investment in, any Person or to share any profits or capital investments in other Person.

          (e) Governmental Authorizations; Third-Party Consents. Except as set forth on Schedule 2.1(e) hereto, no approval, consent, waiver, exemption, order, authorization or other action by, or notice to or filing with, any governmental authority or any Person, and no lapse of a waiting period, is required (so as not to violate or breach any Law, contract or other agreement) to be obtained by the Company or any Seller in connection with (or in order to permit) the execution, delivery or performance by any of them of this Agreement or any of the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby, except, in each case, for any non-compliance, failure to comply or violation that would not reasonably be expected to have a Material Adverse Effect (collectively, "Consents").

          (f) Projections. The Company and the Sellers have delivered to Buyer a set of projections for the remainder of calendar year 2006 and for calendar year 2007, including a certificate setting forth the underlying assumptions used by the Company and the Sellers in connection therewith (the "Projections"), a true and complete copy of which set is attached hereto as Schedule 2.1(f). The Projections were based on the best estimates of the Company and were derived from reasonable expectations at the time the Projections were made and the Buyer herby acknowledges that there is no guarantee of the achievement of the Projections or the accuracy of any assumptions upon which such projections were made. As such, Buyer hereby waives any future claim against the Company and/or the Sellers related to such Projections and/or planning assumptions.

          (g) Financial Statements. The Company has delivered to Buyer copies of its (i) audited balance sheet as of December 31, 2005 and the related audited statements of income (loss), retained earnings and cash flow for the fiscal year then ended (the "2005 Financial Statements") and (ii) unaudited balance sheet as of August 23, 2006 (the "2006 Balance Sheet") and the related unaudited statements of income (loss), retained earnings and cash flow for the period January 1, 2006 through August 23, 2006 (the "2006 Financial Statements"), and will deliver to Buyer a true and complete copy of the Estimated Closing Balance Sheet in accordance with Section 1.4(a) hereof. The 2005 Financial
               Statements, the 2006 Financial Statements and the Estimated Closing Balance Sheet are collectively referred to herein as the "Financial Statements," and are attached hereto as Schedule 2.1(g). The Financial Statements, including any notes thereto, were or, with respect to the Estimated Closing Balance Sheet, will be, prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis (subject to recurring year-end adjustments and the absence of notes, as applicable) throughout the periods involved. The books and records of the Company are, in all material respects, true and complete, have been maintained in accordance with good business practices, and accurately reflect the basis for the financial condition and results of operations of the Company as set forth in its financial statements. Schedule 2.1(g)(A) hereto sets forth a true and correct list of all Special Purpose Entities (as defined below) owned directly or indirectly, in whole or in part, by the Company or its Affiliates (as defined in Section 2.1(h)(xii) hereof) or in or with respect to which the Company or any of its Affiliates has a direct or indirect business relationship or interest of any kind, including any equity interest, leasing relationship, loan or other financing relationship, other contractual relationship or other economic interest, relationship or arrangement, where such interest or interests are directly or indirectly related to the business of the Company. For purposes of this Agreement, the term "Special Purpose Entities" has the meaning given to it under U.S.
               accounting rules governing consolidation, including proposed rules and interpretations of the Financial Accounting Standard Board, such as those contained in guidance (as proposed or as finally adopted) interpreting Statement of Financial Accounting Standard 94, Consolidation of all Majority-Owned Subsidiaries and Accounting Research Bulletin No. 51, Consolidated Financial
               Statements. The Company has employed the accrual method of accounting for at least the past two (2) years and the Financial Statements reflect such method of accounting.

          (h) Absence of Certain Changes. Except as and to the extent set forth on Schedule 2.1(h) hereto, since August 23, 2006, the Company has not:

               (i)  suffered any Material Adverse Effect;

               (ii) incurred any  indebtedness  for borrowed  money or any other material liabilities or obligations, except those incurred in the ordinary course of business and consistent with past practice, in excess of $25,000.00 individually (counting obligations or liabilities arising from a series of related or similar transactions, and all periodic installments or payments under any lease or other agreement providing for periodic installments or payments, as a single obligation or liability), and the aggregate of which do not exceed $50,000.00, or experienced any increase in, or change in any underlying assumption or method used in calculating, any bad debt, contingency or other reserve relating to amounts in excess of $25,000 individually.

               (iii) subject to  subsection  (xiii) below,  paid,  discharged or satisfied any material claim, liability or obligation (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities and obligations (x) reflected or reserved against on the 2006 Balance Sheet or (y) incurred since the date thereof in the ordinary course of business and consistent with past practice;

               (iv) caused,  permitted  or allowed any of its property or assets
                    (real, personal or mixed, tangible or intangible) to be subjected to any material Lien other those Liens set forth on Schedule 2.1(h)(A) hereto, all of which Liens shall be released on or prior to the Closing (collectively, "Permitted Liens");

               (v) written off as uncollectible any notes or accounts receivable, except for write-offs in the ordinary course of business and consistent with past practice, none of which is material and all of which together do not exceed $25,000.00 in the aggregate;

               (vi) canceled any debts or waived or suffered to lapse any claims or  rights  of  material  value,  or  sold,  transferred  or
                    otherwise   disposed  of  any  of  its   material   tangible
                    properties or assets, except in the ordinary course of business and consistent with past practice;

               (vii) disposed  of  or,  to the  Knowledge  of  the  Company  and
                    Sellers, suffered to lapse any right to use any domain name, web address or item of Intellectual Property (as defined in
                    Section 2.1(q) hereof) or disclosed to any Person any trade secret, formula, process or know-how or any other confidential information relating to the Company;

               (viii) granted any increase in the  compensation  (including  any increase pursuant to any bonus, pension, profit-sharing or other plan) payable or to become payable to any officer or employee, and no such increase is customary or required by any agreement or understanding;

               (ix) made any single capital  expenditure or commitment in excess of $25,000.00 for additions to property, plant, equipment or intangible assets or made aggregate capital expenditures or commitments in excess of $50,000.00 for additions to property, plant, equipment or intangible assets;

               (x) issued, granted, redeemed or repurchased any shares of its capital stock or any options, warrants or other rights to acquire any of its capital stock, or declared, paid or set aside for payment any dividend or other distribution in respect of any of its capital stock;

               (xi) made  any   material   change  in  any  of  its  methods  of
                    accounting, other than changes required by GAAP;

               (xii) paid, loaned or advanced any amount,  or sold,  transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of its officers, directors or employees or any Seller or any "affiliate" or "associate" of any of the Company's officers, directors or employees or of any Seller (as such quoted terms are defined in Rule 405 promulgated under the Securities Act and as used herein, "Affiliate" and "Associate");

               (xiii) paid any amount in respect of  indebtedness  for  borrowed money, except for regularly scheduled payments of principal and interest that were required in accordance with the express terms thereof;

               (xiv) acquired  any  assets  or  properties  other  than  in  the ordinary course of its business; or

               (xv) agreed,  orally or in writing,  to take any action described in this Section 2.1(h).

          (i)  Tax Matters. Except as set forth on Schedule 2.1(i) hereto:

               (i)  the  Company  has  filed or  caused to be filed (on a timely basis) with the appropriate governmental agencies any federal, state, local and foreign Tax Returns required to be filed by it (taking into account applicable extension periods) and has timely paid in full all Taxes due (other than Taxes that the Company is contesting in good faith in appropriate proceedings), except where the failure to do so would not have a Material Adverse Effect. All such Tax Returns were true and complete in all material respects as of the date on which they were filed or as subsequently amended. For purposes of this Agreement, the term "Tax" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Internal Revenue Code of 1986, as amended (together with the rules and regulations promulgated thereunder, the "Code"), customs, duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax, of any kind, whatsoever, including any interest, penalty or addition thereto, whether disputed or not, and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person. For purposes of this Agreement, the term "Tax Return" means any return, declaration, report, claim for refund, information return or statement relating to Taxes, including any schedule or attachment thereto and any amendment(s) thereof.

               (ii) the Company is not the  beneficiary of any extension of time within which to file any Tax Return;

               (iii) the  Company  has  provided  Buyer  with true and  complete copies of all Tax  Returns  filed by it within  the past one
                    (1) year;

               (iv) there  are no  filed  or  other  known  Tax  Liens  upon any properties or assets of the Company other than any statutory Liens for Taxes not yet due and payable;

               (v) the Company has not waived any statute of limitations in respect of Taxes or executed or filed with any governmental authority any agreement extending the period for the assessment or collection of any Taxes, and it is not a party to any pending or, to the Knowledge of the Company and the Sellers, threatened suit, action or proceeding by any governmental authority for the assessment or collection of Taxes;

               (vi) to the  Knowledge  of the Company and  Sellers,  there is no unresolved claim by a governmental authority in any jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by such jurisdiction;

               (vii)to Knowledge of the Company and Sellers, the Company has not
                    been notified of any examination or audit with respect to Taxes with respect to any year since the Company's inception;

               (viii) the  Company  has  timely  withheld  and  paid  all  Taxes required by Law to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, Seller or other Person, except where the failure to do would not have a Material Adverse Effect;

               (ix) the unpaid  Taxes of the Company (A) did not, as of the date of the 2006 Balance Sheet, exceed the reserve for Tax liabilities (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the 2006 Balance Sheet and (B) will not exceed that reserve, as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns;

               (x) the Company has not filed a consent under Code Section 341(f) concerning collapsible corporations; and the Company has accurately disclosed on its federal Tax Returns all positions taken therein that could give rise to a substantial understatement of Tax within the meaning of Code
                    Section 6662;

               (xi) the Company has not made any  payments,  is not obligated to make any payments and is not a party to any plan, program or agreement that could obligate it to make any payments, separately or in the aggregate, that will not be fully deductible: (A) under Code Section 280G or any corresponding provision of state, local or foreign Tax Law or (B) under Code Section 162(m) or any corresponding provision of state, local or foreign Tax Law;

               (xii) the  Company  has not been a United  States  real  property holding corporation (within the meaning of Code Section 897(c)(2)) at any time during the applicable period specified in Code Section 897(c)(1)(A)(ii). The Company is not a party to or otherwise bound by any Tax indemnification, allocation or sharing agreement. The
                    Company: (A) has not been a member of an affiliated group filing a consolidated federal income Tax Return and (B) does not have any liability for the Taxes of any other Person under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign Tax Law), as a transferee or successor, by contract or otherwise; and

               (xiii) the  Company  will not be  required to include any item of income in, or exclude any item of deduction from, its taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) change in method of accounting for a taxable period ending on or prior to the Closing Date; (B) "closing agreement," as described in Code Section 7121 (or any corresponding provision of state, local or foreign Tax Law); (C) intercompany transactions or any excess loss account described in the Treasury Regulations under Code Section 1502 (or any corresponding provision of state, local or foreign Tax Law); (D) installment sale or open transaction disposition made on or prior to the Closing Date; or (E) prepaid amount received on or prior to the Closing Date.

          (j) Litigation. Except as set forth on Schedule 2.1(j) hereto, there are no claims, suits or actions, administrative, arbitration or other proceedings, or governmental investigations pending or, to the Knowledge of the Company and the Sellers, threatened against or affecting, or reasonably likely to adversely affect, the Company, any of its properties, assets or business or the transactions contemplated hereby. There are no outstanding judgments, orders, stipulations, injunctions, decrees or awards of any court or arbitrator against the Company that have not been fully satisfied.

          (k) Compliance with Applicable Laws. The Company is and has been in compliance with all material federal, state, local and foreign laws, statutes, ordinances, rules or regulations, orders, injunctions, decrees and administrative rulings promulgated by any court or governmental or regulatory authority (collectively, "Laws") applicable to the Company, to the conduct of its business or operations or to the use of its properties or assets, including, without limitation, all privacy, employment and human rights Laws. The Company has not received written notice of any violation or alleged violation of any material Law by the Company.

          (l)  Environmental Matters.

               (i) Except as set forth on Schedule 2.1(l) hereto and to the Knowledge of the Company and the Sellers, all activities at or upon any real property presently or formerly owned, operated or leased by the Company (the "Facilities") by or on behalf of the Company and any other Person have been and are being conducted in compliance with all material Laws relating to (x) the handling of Hazardous Substances (as defined below), (y) discharges into the air, soil, surface water or groundwater and (z) the storage, treatment and disposal of any Hazardous Substances at or connected with any activity at the Facilities, except where the failure to so comply would not have a Material Adverse Effect. Except as set forth on Schedule 2.1(l), to the Knowledge of the Company and the Sellers, there have been no environmental inspections, investigations, studies, audits, tests, reviews or other analyses conducted in relation to any property or business now or previously owned, operated or leased by the Company.

               (ii) Except as set forth on Schedule  2.1(l) and to the Knowledge of the Company and the Sellers, no Hazardous Substance is present in any medium at any of the Facilities in such a manner or amount as requires remediation under any applicable Law. For purposes of this Agreement, the term "Hazardous Substances" means materials that constitute or contain hazardous or toxic substances or wastes, pollutants or contaminants, including, without limitation, petroleum products, asbestos and polychlorinated biphenyls. Except as set forth on Schedule 2.1(l), no employee has brought a claim, or to the Knowledge of the Company and the Sellers, threatened to bring a claim, against the Company that he was harmed by workplace exposure to a Hazardous Substance is there any reasonable basis for such claim. To the Knowledge of the Company and the Sellers, there are no pending civil, criminal or administrative claims or proceedings against the Company under any Law arising out of or relating to the condition of any of the Facilities or the Company's activities (or failure to act) thereon.

          (m) Permits. A true and complete list of all material governmental permits, approvals, licenses, certificates, franchises, authorizations, consents and orders necessary for the operation of the Business in the manner that it is presently conducted is set forth on Schedule 2.1(m) hereto (collectively, "Permits"). The Company has all such Permits, except where the failure to have such Permits would not result in a Material Adverse Effect. To the Knowledge of the Company and the Sellers, all such Permits are valid and remain in full force and effect. To the Knowledge of the Company and the Sellers, the Company has not engaged in any activity that could reasonably be expected to cause revocation or suspension of any such Permits and no action or proceeding seeking or contemplating the revocation or suspension of any thereof is pending or threatened. To the Knowledge of the Company and the Sellers, no Permits (except as set forth on Schedule 2.1(m)) will be required in order to permit the Company to continue the business substantially in the manner as it is presently conducted immediately after the consummation of the transactions contemplated hereby.

          (n) Title to Properties; Leases. The assets set forth on the 2006 Balance Sheet are all of the material tangible assets that are necessary for the conduct of the Business as currently conducted by the Company. The Company does not, directly or indirectly, own any real property. Except as set forth on Schedule 2.1(n)(i) hereto, the Company has good title to, or a valid and, to the Knowledge of the Company and the Sellers, enforceable (except to the extent that enforceability thereof may be limited by general equitable principles or the operation of bankruptcy, insolvency, reorganization, moratorium or similar Laws) interest in, all of the properties and assets (personal and mixed, tangible and intangible, but excluding Intellectual Property which is addressed in Section 2.1(q)) that it purports to own, including, without limitation, those properties and assets reflected on the 2006 Balance Sheet, free and clear of all Liens (other than Permitted Liens). Schedule 2.1(n)(ii) hereto sets forth a true and complete list, and a brief description, of all (i) leases (whether by or to the Company), contracts and commitments to which the Company is a party for the purchase, sale or lease (whether as lessor or lessee) of any real property and (ii) leases (whether by or to the Company) and title retention or conditional sales agreements and similar arrangements (whether as lessor or lessee) to which the Company is a party with respect to any material items of personal property, which individually have annual lease payments in excess of $25,000. All of the leases required to be set forth on Schedule 2.1(n)(ii) are, assuming the due authorization, execution and delivery by the other parties thereto, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, except to the extent that enforceability thereof may be limited by general equitable principles or the operation of bankruptcy, insolvency, reorganization, moratorium or similar Laws; there are no material defaults or breaches by the Company under any of the leases set forth on Schedule 2.1(n)(ii) and no event has occurred that (whether with or without notice, lapse of time or both) would constitute a material default or breach by the Company thereunder. To the Knowledge of the Company and the Sellers, there are no material defaults or breaches by any of the other parties to such leases and no event has occurred that (whether with or without notice, lapse of time or both) would constitute a material default or breach thereunder by any of the other parties thereto. All of the tangible properties (whether owned or leased) of the Company are located at the real property owned or leased by the Company, except as set forth on Schedule 2.1(n)(ii).

          (o)  Accounts Receivable; Fixed Assets; Inventory

               (i) Schedule 2.1(o)(i) hereto sets forth a true and complete list of the Company's accounts receivable as of August 23, 2006 and the individual aging with respect thereto. To the Knowledge of the Company and the Sellers, all of the accounts receivable of the Company reflected on Schedule 2.1(o)(i) are good and collectible in the ordinary course of business at the recorded amounts thereof, less the amount of the reserves for bad accounts reflected thereon (which reserves have been established in accordance with GAAP on a basis consistent with past practice), and are not subject to any counterclaims or offsets. A true and complete list of the Company's accounts receivable as of the last business day immediately preceding the Closing Date, and individual aging with respect thereto, will be added to Schedule 2.1(o)(i) at the Closing. To the Knowledge of the Company and the Sellers, the accounts receivable of the Company required to be added after the date hereof to Schedule 2.1(o)(i) will, as of the date when required to be added, be good and collectible in the ordinary course of business at the amounts recorded on the books of account of the Company, less the amount of the reserves for bad accounts reflected thereon (which reserves shall have been established in accordance with GAAP on a basis consistent with prior practice), and will not be subject to any counterclaims or offsets.

               (ii) Schedule  2.1(o)(ii)  hereto sets forth a true and  complete list of each item of machinery, equipment and other fixed assets of the Company used or useful in connection with the operation of the business of the Company (the "Equipment") having a GAAP book value in excess of $25,000. To the Knowledge of the Company and the Sellers, each such item of Equipment is in good operating condition, normal wear and tear excepted, and is adequate for the use to which it is being put. Each such item has been maintained, in all material respects, in accordance with prudent business practice and no such maintenance has been deferred.

          (p) Absence of Undisclosed Liabilities. To the Knowledge of the Company and the Sellers, the Company does not have any debts, liabilities, commitments or obligations, whether absolute or contingent, asserted or unasserted, known or unknown, liquidated or unliquidated, due or to become due, fixed or unfixed (collectively, "Liabilities"), including guarantees and indemnities by the Company of Liabilities of any other Person, except (i) Liabilities as and to the extent reflected on the 2006 Balance Sheet; (ii) Liabilities incurred by it in the ordinary course of business and consistent with past practice since the date of the 2006 Balance Sheet (none of which is a material Liability for breach of contract, breach of warranty, tort, infringement, claim, lawsuit or other proceeding) and adequately reflected on the books and records of the Company; (iii) obligations not in default under material contracts entered into by it in the ordinary course of business; and (iv) the Liabilities set forth on Schedule 2.1(p) hereto.

          (q) Intellectual Property. Schedule 2.1(q) hereto sets forth a true and complete list of all licenses, patents, patents pending, registered copyrights, trade names, trademarks and service marks comprising Intellectual Property (as defined below). No Seller nor, to the Knowledge of the Company or the Sellers, any officer, director or employee of the Company, or any of their respective Affiliates or Associates, has any ownership, royalty or other interest in any of the Intellectual Property. To the Knowledge of the Company or the Sellers, the Company has either all right, title and interest in and to, or valid and enforceable rights under contract to use, all items of Intellectual Property material to, or necessary to conduct, the business of the Company as it is presently conducted or contemplated to be conducted, free and clear of all Liens other than Permitted Liens or Liens arising as a result of actions by the Buyer, except where the failure to have such rights, title or interest would not have a Material Adverse Effect. To the Knowledge of the Company and the Seller, there are no material restrictions on the direct or indirect transfer of any contract or other agreement, or any interest therein, held by the Company in respect of any item of Intellectual Property. To the Knowledge of the Company and the Sellers, the Company is not in material default (or, with the giving of notice or lapse of time or both, would be in default)
               under any contract or other agreement to use any item of Intellectual Property required to be set forth on Schedule 2.1(q). To the Knowledge of the Company and the Sellers, none of the Intellectual Property infringes or conflicts with, and neither the Company nor any Seller has received any notice of infringement of or conflict with, any license, patent, copyright, trademark, service mark or other intellectual property right of any other Person and, to the Knowledge of the Company and the Sellers, there is no infringement or unauthorized use by any Person of any of the Intellectual Property of the Company, except where such use would not have a Material Adverse Effect. Except as set forth on Schedule 2.1(q), the validity or enforceability of any of the Intellectual Property or the title of the Company thereto has not been questioned in any litigation, governmental inquiry or proceeding to which the Company is a party and, to the Knowledge of the Company and the Sellers, no such litigation, governmental inquiry or proceeding is threatened. To the Knowledge of the Company and the Sellers, the Company has taken all commercially reasonable actions necessary and appropriate to preserve the confidentiality of all trade secrets, proprietary and other confidential information material to the business and operations of the Company.

               For purposes of this Agreement, the term "Intellectual Property" means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, designs, trade secrets, industrial models, proprietary data, methodologies, computer programs and software (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how, inventions, works of authorship, management information systems, and all pending applications for and registrations of patents, trademarks, service marks and copyrights owned by the Company or used by the Company in the conduct of its business, in each such case, including all forms (e.g., electronic media, computer disks) in which such items are recorded.

          (r) Domain Names. Schedule 2.1(r) hereto sets forth a true and complete list of all domain names owned or used by the Company in the conduct of its business. To the Knowledge of the Company and the Sellers, no Seller and no officer, director or employee of the Company or any of their respective Affiliates or Associates has any ownership or other interest in the domain names. To the Knowledge of the Company and the Sellers, none of the domain names materially infringes or conflicts with any trademarks, trademark rights, trade names, trade name rights, service marks or other rights of any Person. To the Knowledge of the Company and the Sellers, the Company has not obtained right or interest to any domain name in material violation of any Law, including, without limitation, the Anti-cybersquatting Consumer Protection Act.

          (s) Insurance. Schedule 2.1(s) hereto sets forth a true and complete list of all policies of insurance under which the Company or any of its officers or directors (in such capacity) is an insured party, beneficiary or loss payable payee. True and complete, in all material respects, copies of all such policies have been previously provided to Buyer. To the Knowledge of the Company and the Sellers, such policies are in full force and effect. To the Knowledge of the Company and the Sellers, the Company is not in material default with respect to any provision contained in any such policy, and the Company has not received or given a notice of cancellation or non-renewal with respect to any such policy. Except as set forth on Schedule 2.1(s), no claims have been made by the Company under any such policy, and no event has occurred and, to the Knowledge of the Company and the Sellers, no state of facts exists in respect of which the Company is entitled to make a claim under any such policy.

          (t) Bank Accounts; Credit Cards; Corporate Accounts; and Powers of Attorney. Schedule 2.1(t) hereto sets forth a true and complete list showing the names of all: (i) banks in which the Company has an account or safe deposit box and the names of all Persons authorized to draw thereon and who have access thereto; (ii) credit card issuers with whom the Company has an account and the names of all Persons authorized to use such accounts or who have access thereto; (iii) cellular telephone, phone card or other corporate accounts with whom the Company has an account and the names of all Persons authorized to use such accounts or who have access thereto; and (iv) Persons holding powers of attorney from the Company. There are no automatic, periodic or scheduled withdrawals or debits with respect to any of the bank or corporate accounts required to be set forth on Schedule 2.1(t).

          (u)  Employee Arrangements; ERISA.

               (i) Schedule 2.1(u) hereto sets forth a true and complete list of all material Benefit Plans. For purposes of this Agreement, the term "Benefit Plan" means each funded or
                    unfunded,   written   employee   benefit   plan,   contract,
                    agreement, incentive, salary, wage or other compensation plan or arrangement, including, but not limited to, each pension and profit sharing plan, savings plan, bonus, deferred compensation, incentive compensation, stock purchase, supplemental retirement, severance, change of control or termination payment, stock option, hospitalization, medical, life insurance, dental, disability, salary continuation, vacation, supplemental unemployment benefit, union contract, employment contract, consulting agreement, retiree health or life benefit, severance, change of control or termination payment and each other employee benefit program, plan, policy or arrangement, maintained, contributed to, or required to be contributed to by the Company for the benefit of employees, former employees, officers, directors, agents or consultants of the Company, or for or as to which the Company may be responsible or have any Liability, whether or not subject to ERISA and whether or not legally binding. For purposes of this Section 2.1(u), any reference to the term "Company" shall be deemed also to refer to any entity that is under common control or affiliated with the Company, within the meaning of Section 4001 of ERISA and the rules and regulations promulgated thereunder, or Sections 414(b), (c),
                    (m) or (o) of the Code. For purposes of this Agreement, the term "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all regulations promulgated thereunder.

               (ii) The Sellers and the Company have delivered to Buyer true and complete copies of each Benefit Plan (including any related trust agreement), the most recent summary plan descriptions and all other material employee communications embodying or relating to any Benefit Plan and the two most recent Form 5500 (including all schedules and accountants' opinions) with respect to each Benefit Plan which accurately reflect the terms of such plans. Except as set forth on Schedule 2.1(u), the Company has not announced or otherwise made a commitment to create any bonus, option, deferred compensation, pension, profit sharing or retirement plan or arrangement, severance arrangement or other fringe benefit plan.

               (iii) To the  Knowledge of the Company and the  Sellers,  each of the Benefit Plans required to be set forth on Schedule 2.1(u) is and has at all times been in compliance with all applicable provisions of ERISA, the Code and other Laws.

               (iv) To the  Knowledge of the Company and the Sellers,  except as set forth on Schedule 2.1(u), the execution and delivery of, and the performance of the transactions contemplated by, this Agreement will not (either alone or upon the occurrence of any additional or subsequent event) constitute an event under any Benefit Plan or individual agreement that will or may result in any payment (whether of severance pay or otherwise), acceleration, vesting or increase in benefits with respect to any employee, former employee, consultant, agent or director of the Company.

               (v) To the Knowledge of the Company and the Sellers, each Benefit Plan that is a "group health plan" (within the meaning of Code Section 4980B) has been administered in compliance with the coverage continuation requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), and as provided under Code Section 4980 and any regulations promulgated or proposed under the Code. To the Knowledge of the Company and the Sellers, the Company and each Benefit Plan are in compliance with the requirements of the Health Insurance Portability and Accountability Act.

               (vi) To the Knowledge of the Company and the Sellers,  at no time has the Company contributed to, been required to contribute to or incurred any Liability to any Benefit Plan that: is a multiemployer plan, as defined in Section 3(37) of ERISA; is a multiple employer welfare arrangement, as defined in
                    Section 3(40) of ERISA; is a multiple employer plan, as described in Section 210 of ERISA, subject to Title IV of ERISA; or provides health (other than as required under COBRA), life or other welfare benefits to former employees, directors or consultants.

               (vii) To the  Knowledge of the Company and the Sellers,  no event has occurred nor is any threatened that would constitute a reportable event (for which any applicable notice requirement has not been waived) within the meaning of
                    Section 4043(b) of ERISA with respect to any Benefit Plan that is an "employee pension benefit plan," as defined in
                    Section 3(2) of ERISA (each, a "Pension Plan").

               (viii)  Each   Pension   Plan  that  is   intended  to  meet  the
                    requirements of Code Section 401(a) meets, and to the Knowledge of the Company and the Sellers, since its inception has met, the requirements for qualification under Code Section 401(a) and nothing has occurred that would adversely affect the qualified status of any such Pension Plan. The Internal Revenue Service (the "IRS") has issued a favorable determination letter with respect to the qualification under the Code of each Pension Plan and the IRS has not taken any action to revoke or suspend any such letter.

               (ix) Those sections of all annual reports  heretofore  filed with the IRS or the Department of Labor by or on behalf of every Benefit Plan that were required to be so certified were certified without qualification by the accountants or actuaries of such Benefit Plan.

               (x) To the Knowledge of the Company and the Sellers, the Company has made all contributions required to be made by it to each Benefit Plan under the terms of the Plan and applicable Law. To the Knowledge of the Company and the Sellers, to prohibited transaction (as defined in Code Section 4975 or Section 406 of ERISA) has occurred with respect to any Benefit Plan that could subject any Benefit Plan or any related trust, the Company, any Affiliate, Buyer or any director, officer or employee of any of them to any Tax or penalty imposed under Code Section 4975 or Sections 502(i) or 502(1) of ERISA, directly or indirectly, whether by way of indemnity or otherwise.

          (v)  Employees.

               (i) Schedule 2.1(v) hereto sets forth a true and correct summary of the following information for each current employee of the Company, including each employee on leave of absence, disability or layoff status: name; job title; employment status; current compensation rate and any change(s) in compensation since December 31, 2002.

               (ii) Except as set forth on Schedule  2.1(v),  the Company has no union, collective bargaining, employment, management, severance or consulting agreements or arrangements to which the Company is a party or by which it is otherwise bound.

               (iii) To the  Knowledge of the Company and the Sellers,  no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of any group of employees that includes any employees of the Company. There is no pending or, to the Knowledge of the Company and the Sellers, threatened representation proceeding or petition, strike, work stoppage, work slowdown, unfair labor practice charge or complaint or other material labor dispute affecting any employee of the Company.

               (iv) To the  Knowledge of the Company and the Sellers,  no Seller
                    or officer or employee of the Company is a party to or is otherwise bound by any agreement or arrangement, including any confidentiality, non-competition or proprietary rights agreement, with any Person (other than the Company) that in any way limits or adversely affects or will limit or affect
                    (A) the performance of his duties as an employee, officer or director of the Company after the Closing or (B) the ability of the Company to conduct its business.

          (w) Certain Business Matters. Except as set forth on Schedule 2.1(w) hereto and to the Knowledge of the Company and the Sellers, (i) the Company is not a party to or otherwise bound by any material distributorship, dealership, consulting, sales agency, franchise or similar agreement; (ii) the Company does not have any sole-source supplier of significant goods or services (other than utilities) with respect to which practical alternative sources are not reasonably available on equivalent terms and conditions;
               (iii) the Company neither provides nor is bound by any express warranties relating to its services and there has been no assertion of any breach of warranty; and (iv) the Company is not a party to or otherwise bound by any agreement or arrangement that limits its freedom to compete in any line of business or any geographic area or with any Person or that requires it to transact business exclusively with any Person.

          (x) Contracts. Schedule 2.1(x) hereto sets forth a true and complete list, and brief description, of each contract, purchase order, agreement, mortgage, note, commitment, obligation and undertaking (collectively, "Contracts") to which the Company is a party or by which it is otherwise bound that could involve during its stated term in excess of $25,000.00 (the "Material Contracts"). True and complete copies of all Material Contracts required to be set forth on Schedule 2.1(x) have previously been furnished or made available to Buyer and, except as set forth on Schedule 2.1(x) and to the Knowledge of the Company and the Sellers, each of them is in full force and effect. To the Knowledge of the Company and the Sellers, neither the Company nor any other Person that is a party to a Material Contract or is otherwise bound thereby is in material default or breach thereunder, and no event, occurrence, condition or act exists that, with the giving of notice or the lapse of time or both, would give rise to any material default, breach or right of cancellation thereunder. To the Knowledge of the Company and the Sellers, there has been no threatened cancellation of any of the Material Contracts and there are no material outstanding disputes thereunder. To the Knowledge of the Company and the Sellers, there are no defaults or breaches in respect of the Contracts (exclusive of the Material Contracts) by the Company or any other Person that is a party thereto that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. To the Knowledge of the Company and the Sellers, there are no agreements, understandings or arrangements with any other Person in respect of the Material Contracts that (i) give any Person the right to materially renegotiate or require a material reduction in the price paid to the Company or the repayment of any amount previously paid, (ii) provide for the sharing of any revenues or profits by or with the Company or (iii) provide for discounts, allowances or extended payment terms.

          (y) Customers. Schedule 2.1(y) hereto sets forth a true and correct list of the name and gross sales for the 12-month period ended December 31, 2005 and the period January 1, 2006 through August 23, 2006 of each of the Company's ten (10) largest customers (by gross sales) during each of such periods. To the Knowledge of the Company and the Sellers, neither the Company has not received any written notice that any customer required to be set forth on
               Schedule 2.1(y) intends or expects to terminate, cancel, limit or adversely modify its business relationship with the Company or significantly reduce its level of purchases from the Company in the 12-month period following the Closing Date.

          (z) Absence of Certain Business Practices. Neither the Company, any Seller or officer or director of the Company nor, to the Knowledge of the Company and Sellers, any other employee or agent of the Company has given any improper or illegal gift, bribe, kickback, gratuity or similar benefit to any customer or supplier or any employee thereof, any governmental authority or governmental employee or any other Person in a position to help or hinder the Company in its business or operations.

          (aa) Brokers. Except as set forth on Schedule 2.1(aa) hereto, no agent, broker, firm or other Person acting on behalf of the Company or any Seller, or under the authority of any of the foregoing, is or shall be entitled to a brokerage commission, finder's fee or similar payment in connection with any of the transactions contemplated hereby from the Company or any of the Sellers.

          (bb) No Reliance. The representations and warranties of the Company and Sellers contained in this Agreement and the other agreements contemplated hereby constitute the sole and exclusive representations and warranties of the Company and Sellers to Buyer in connection with the transactions contemplated hereby. Except for such representations and warranties (in each case, as modified by the schedules to this Agreement), neither the Company, the Sellers nor any other Person makes any other express or implied representation or warranty with respect to the Company or the transactions contemplated by this Agreement, and the Company and the Sellers disclaim any other representations or warranties, whether made by any of its employees, agents or representatives (including with respect to the distribution to, or any such Person's reliance on, any information, documents or other material made available to Parent or their representatives in any data room, management presentation or in any other form in expectation of, or in connection with, the transactions contemplated hereby). Except for such representations and warranties (in each case, as modified by the schedules to this Agreement), the Company and the Sellers hereby disclaim all liability and responsibility for any projection, forecast or information made, communicated, or furnished (orally or in writing) to Buyer or any of its Affiliates, officers, directors, employees, agents or representatives (including opinion, information, projection, or advice that may have been or may be provided to any such Person or any director, officer, employee, agent, consultant, or representative of such Person or any of its Affiliates). The Buyer acknowledges and agrees that it has not relied on any representations and warranties other than the express representations and warranties set forth in this Agreement and the agreements contemplated hereby in entering into this Agreement.

          (cc) Affiliated Transactions. Except as set forth on Schedule 2.1(cc) hereto, to the Knowledge of the Company and the Sellers, no Seller and no director or officer of the Company (or any of their respective Affiliates or Associates) (i) is a party to or otherwise a beneficiary of any agreement, transaction or arrangement (oral or written) with or involving the Company or any Affiliate or Associate of the Company or (ii) has any claim, monetary or otherwise, against the Company.

          (dd) Disclosure Schedules. All schedules to this Agreement are integral parts of this Agreement. The schedule shall be arranged in sections corresponding to the appropriate sections of this Agreement, as applicable, and Sellers and the Company will use their commercially reasonable efforts to identify disclosures in the Disclosure Schedule by referring to a specific section of this Agreement with cross-references as appropriate; provided, however that, the failure to repeat an item identified in a schedule, employ a section reference or cross-reference such item in another section where such reference would be appropriate shall not, in and of itself, constitute a breach of a representation or warrant of the section from which the reference is omitted if it is readily apparent that such a reference or cross-reference would have been appropriate.

     2.2 Representations and Warranties of the Sellers. Each of the Sellers (except for Ron Robbins) hereby represents and warrants to, and covenants with, severally and not jointly, Buyer as follows:

          (a) Capacity; Validity; No Conflicts. Such Seller has the legal capacity to execute and deliver this Agreement and the Ancillary Agreements to which it/he shall become a party and to consummate the transactions contemplated hereby and thereby. This Agreement and the Ancillary Agreements to which such Seller shall become a party have been (or will be) duly executed and delivered by such Seller and are (or will be), assuming the due authorization, execution and delivery hereof or thereof by the other parties hereto or thereto, the valid and binding obligations of such Seller, enforceable against it/him in accordance with their respective terms, except to the extent that enforceability thereof may be limited by general equitable principles (regardless of whether enforceability is considered in a proceeding at law or in equity) or the operation of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar Laws. Neither the execution and delivery by such Seller of this Agreement and the Ancillary Agreements (to the extent that it/he shall become a party thereto), nor the consummation of the transactions contemplated hereby or thereby, nor the performance by such Seller (to the extent that it/he shall become a party thereto) of his/its obligations hereunder or thereunder, shall (or, with the giving of notice or the lapse of time or both, would) (i) give rise to a conflict or default, or any right of termination or cancellation, under the provisions of any material note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which such Seller is a party or by which such Seller is otherwise bound; (ii) materially violate any Law applicable to such Seller; or (iii) result in the creation or imposition of any material Lien upon any of the properties or assets of such Seller, except for such conflicts, violations, breaches, defaults, triggerings, cancellations, increases or other occurrences that would not have a Material Adverse Effect.

          (b) Stock Ownership. Such Seller is the sole record holder and beneficial owner of the number of shares of Company capital stock (the "Shares") set forth opposite his/its name on Schedule 1.1 hereto, and such Shares are free and clear of all restrictions on transfer (other than restrictions of general applicability under the Securities Act and state securities Laws), Liens and Taxes. Such Seller is not a party to (or has irrevocably waived all rights under) any option, warrant, right, agreement or commitment providing for the disposition or acquisition of any Shares (other than this Agreement) or any other Company capital stock. Except as set forth on Schedule 1.1, such Seller is not a party to (or has irrevocably terminated) any voting trust, proxy or other agreement or understanding with respect to the transfer or voting of any Shares. The resale of such Shares by such Seller as provided herein shall, upon the Closing in accordance with and upon the full satisfaction of the terms and conditions hereof, vest Buyer with good and marketable title to such Shares, free and clear of all Liens.

          (c) No Other Representations or Warranties. Except for the representations and warranties contained in this Section 2 or in
               Section 3 below, none of the Company, the Sellers or any other Person makes any other express or implied representation with respect to the Business, the Company or the Sellers or otherwise with respect to the subject matter of this Agreement, including, but not limited to, any implied warranty or representation, and it is understood and agreed that any estimates, projections or other predictions in the information provided by or on behalf of any party to this Agreement to any other party to this Agreement (or their Affiliates or Associates) are not and shall not be deemed to be representations or warranties of the Company, the Sellers or any of their respective Affiliates or Associates.

     2.3 Representations and Warranties of Buyer. Buyer hereby represents and warrants to the Company and the Sellers as follows:

          (a) Organization and Power. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has full corporate power and authority to own, lease and operate its assets and properties and to carry on its business as presently conducted by it.

          (b) Authority; Validity; No Conflicts. The execution and delivery by Buyer of this Agreement and of each of the Ancillary Agreements to which it shall be a party, the performance by Buyer of its obligations under this Agreement and such Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Buyer, and Buyer has all necessary corporate power with respect thereto. This Agreement and the Ancillary Agreements to which it shall become a party have been (or will be) duly executed and delivered by Buyer and are or, when executed and delivered by Buyer, will be the valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except to the extent that enforceability thereof may be limited by general equitable principles or the operation of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar Laws. Neither the execution and delivery by Buyer of this Agreement and the Ancillary Agreements to which it shall become a party, nor the consummation of the transactions contemplated hereby or thereby, nor the performance by Buyer of its obligations hereunder or thereunder, shall (or, with the giving of notice or the lapse of time or both, would) (i) conflict with or violate any provision of the Certificate of Incorporation or By-Laws of Buyer; (ii) violate any Law applicable to Buyer or any of its properties or assets; (iii) require any consent, approval or notice under, or materially conflict with or result in a material violation or breach of, or conflict with or cause a default under, any material contract or agreement to which Buyer is a party.

          (c) Governmental Approvals. No consent, approval or authorization of, or declaration or filing with, any federal or state governmental body or other entity on the part of Buyer that has not been obtained or made is required in connection with the execution or delivery by Buyer of this Agreement or any ancillary agreements contemplated by this Agreement or the consummation by Buyer of the transactions contemplated hereby or thereby.

          (d) No Outside Reliance; Financial and Business Experience. Buyer has not relied on nor is relying on any statement, representation or warranty concerning the Company other than those expressly made in this Agreement. The Buyer has substantial experience in evaluating and purchasing companies engaged in the Business similar to the Company and acknowledges that the Buyer can protect its own interests. The Buyer has such knowledge and experience in financial and business matters so that the Buyer is capable of evaluating the merits and risks of its investment in the Company and the Buyer has conducted due diligence, received all materials related to the Company and made inquiries to the Company and the Sellers relating to the transactions contemplated hereby to its satisfaction.

          (e) Brokers. No agent, broker, firm or other Person acting on behalf of Buyer, or under the authority of any of the foregoing, is or shall be entitled to a brokerage commission, finder's fee or similar payment in connection with any of the transactions contemplated hereby from Buyer.

          (f) Financing. Buyer has sufficient capital or access to sufficient sources of capital that will be sufficient for Buyer to fund the Purchase Price as of the date of this Agreement and as of the Closing Date.

          (g) Investment Intent. Buyer is acquiring the Shares for investment purposes and not with a view to distribution thereof and agrees that it shall not make any sale, transfer or other disposition of the Shares in violation of any applicable securities law


          (h) Litigation. There is no private or governmental action pending, or, to the knowledge of Buyer, threatened by or against Buyer, and no judgment, decree or order applicable to Buyer or any of the assets and properties of Buyer, that could reasonably be expected to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

     3. COVENANTS. The Sellers, the Company and Buyer hereby covenant and agree as follows:

     3.1  Investigation by Buyer.

          (a) From the date hereof until the earlier of the Closing Date and the termination of this Agreement in accordance with its terms:
               Buyer may, through its representatives (including its counsel, accountants, lenders, and consultants), make such reasonable investigations of the properties, offices and operations of the Company and such audit of the financial condition of the Company as it reasonably deems necessary or advisable in connection with the transactions contemplated hereby, including, without limitation, any investigations enabling it to familiarize itself with such properties, offices, operations and financial condition; provided, however, that to extent the Buyer becomes aware of a fact or receives information through the course of its investigation that would result in the breach of a representation or warranty of the Company or the Sellers or cause the Company or the Sellers to be unable to fulfill a covenant hereunder and the Buyer does not promptly notify the Company and the Sellers of such fact or information, the Buyer shall not be entitled to any indemnification related thereto or to make a claim for any such breach or failure hereunder. The Company and the Sellers shall permit Buyer and its authorized representatives, upon reasonable advance notice to the Company or the Sellers, to have reasonable access during normal business hours to the premises and to all books and records and Tax Returns of the Company, and Buyer shall have the right to make copies thereof and excerpts therefrom with the prior consent of the Company. In connection with such review, Buyer and its representatives may contact and communicate with key employees, suppliers, customers, lenders and creditors of the Company with the prior consent of the Company. The Company and the Sellers shall timely furnish Buyer with such financial and operating data and other information with respect to the Company and its operations as Buyer may from time to time reasonably request.

          (b) With the prior consent of the Company, representatives of Buyer shall be entitled to hold meetings and conferences during normal working hours with the Company's employees upon reasonable notice to the Company, to explain and answer questions about the conditions, policies and benefits of employment by Buyer. Further, the Company and the Sellers shall reasonably cooperate with Buyer in communicating to the Company's employees any information concerning employment by Buyer and shall encourage the Company's employees to remain in the employment of the Company after the Closing. The Sellers shall be entitled to have one or more representatives attend such meetings.


     3.2 Carry on in Ordinary Course. From the date hereof until the earlier of the Closing Date and the termination of this Agreement in accordance with its terms, (x) the Company shall, and the Sellers shall cause the Company to, conduct the Business and operations of the Company diligently and as heretofore conducted and they shall use their commercially reasonable efforts to preserve the present relationships between the Company and its suppliers, distributors, customers and other Persons having business relationships with it; and (y) the Company shall not, except with Buyer's prior written consent, which shall not be unreasonably withheld: (i) declare, make or pay any distributions or dividends on or in respect of its capital stock or make any payments to the Sellers other than salaries (and expressly excluding any bonuses) due in the ordinary course of business; (ii) make or grant any increases in salary or other compensation or bonuses to employees or grant any employee any severance or termination pay or establish, adopt, enter into or amend in any material respect any Benefit Plan; (iii) make any general adjustment in the type or hours of work of its employees outside of the ordinary course of business;
          (iv)  enter  into  or   materially   amend  any  material   agreement,
          arrangement or transaction with any Seller or any Associate or Affiliate of the Company or of any Seller; (v) permit or engage in any of the actions or transactions set forth in Sections 2.1(h) or 2.1(cc) hereof (if and to the extent not otherwise covered by this Section 3.2); (vi) acquire, exchange, lease, license or dispose of any material  properties  or  assets  of the  Company,  other  than in the ordinary course of business; (vii) issue or grant any shares of capital stock, options, warrants or other securities, whether or not such are then exercisable for, convertible into or exchangeable for shares of capital stock or such other securities; (viii) amend or repeal any of its organizational documents; (ix) incur any indebtedness outside of the ordinary course of business in excess of $25,000 or grant or permit any of its assets or property including, without limitation, any Intellectual Property, to become subject to, any Lien (other than Permitted Liens); (x) terminate or materially amend any agreement set forth on Schedule 2.1(x) hereto or enter into any agreement or arrangement that would, if in effect as of the date hereof, otherwise be required to be set forth on such Schedule 2.1(x);
          (xi) discount, collect or write-off any accounts or notes receivables, other than in the ordinary course of business; (xii) operate the business of the Company outside of the ordinary course of business, except as may be specifically required by this Agreement; or (xiii) enter into any agreement or arrangement to take any of the foregoing actions.

     3.3 Exclusive Dealings. From the date hereof until the earlier of the Closing Date and the termination of this Agreement in accordance with its terms, the Company and the Sellers shall not, and shall cause the Company's directors, officers, employees, agents, Affiliates and Associates not to, directly or indirectly, solicit or initiate the submission of proposals from, or solicit, encourage, entertain or enter into any arrangement, agreement, letter of intent or understanding with, or engage in any negotiations with, or furnish any information to, any Person, other than Buyer or any representative(s) or agent(s) thereof, with respect to the direct or indirect acquisition of all or any material portion of the Business, operations, properties or assets of the Company or any of its securities. Should the Company, any Seller or any of their respective Affiliates or Associates, during such period, receive any offer or inquiry relating to any such acquisition, or obtain information that such an offer is likely to be made, it/he will provide Buyer with immediate written notice thereof.

     3.4 Consents. The Sellers and the Company shall use their commercially reasonable best efforts to obtain in writing, on or prior to the Closing Date, all Consents required to be set forth on Schedule 2.1(e) hereto. To the extent that any of such Consents are not obtained by the Closing Date, the Sellers will continue to use their commercially reasonable best efforts thereafter to obtain them. All Consents shall be in writing and copies thereof shall be delivered to Buyer promptly after the Company's receipt thereof. In addition, the Sellers and the Company shall obtain and deliver to Buyer on or prior to the Closing Date lender final payoff letters in respect of, and documents releasing all security interests in and pledges on (including UCC-3 termination statements) all assets and properties of the Company securing, the Debt, which letters and agreements shall be irrevocable effective subject only to the payment of the Debt.

     3.5 Supplemental Disclosure. The parties hereto agree that, with respect to the representations and warranties made by them in this Agreement, they shall have a continuing obligation up through the Closing promptly to provide detailed disclosure to the other party(ies) hereto with respect to any matter hereafter arising or discovered that, if existing or known at the date of this Agreement or on the Closing Date, would otherwise have been required to be set forth or described on the schedules hereto; provided, however, that none of such disclosure shall be deemed to modify, amend or supplement the representations and warranties made in this Agreement or the schedules hereto unless the other party(ies) hereto shall have so consented in writing, which consent shall not be unreasonably withheld.

     3.6 Public Announcements. The Sellers, the Company and Buyer agree that they will consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby and any press release or any public statement shall be subject to the mutual agreement of the parties, except as may be required by the disclosure obligations of a party or parties under applicable securities Laws or other Laws.

     3. Records. On or prior to the Closing Date, the Company and the Sellers' Rep shall deliver or cause to be delivered to Buyer or make readily available to Buyer at the Company's office all original agreements, documents, books, stock ledgers, minutes, correspondence, and corporate and other records and files, including records and files stored on computer disks or tapes or any other storage medium (collectively, the "Records") in the possession or control of the Company or any of the Sellers relating to the Company. Subsequent to the Closing Date, Buyer shall allow Sellers and their Affiliates, agents and representatives, at Sellers' sole cost and expense, to have reasonable access to (upon reasonable prior notice), and to make copies of, the Records, to the extent reasonably necessary to enable Sellers to investigate and defend any claims and to perform similar matters. Buyer will maintain the Records for the relevant periods of time as may be required by law; but in any event no less than six (6) years.

     3.8 Maintenance of Insurance. From the date hereof until the earlier of the Closing Date and the termination of this Agreement in accordance with its terms, the Company shall maintain in full force and effect its current insurance policies, unless simultaneously with any termination or lapse thereof, replacement policies shall be in full force and effect that provide coverage for the same risks and at levels and amounts equal to or greater than the coverage provided under such policies as of the date hereof.

     3.9 Resignations. On or before the Closing Date, the Company and the Sellers' Rep shall cause to be delivered to Buyer duly executed resignations, effective as of the Closing, of those officers and directors of the Company as shall be requested by Buyer on or before the Closing Date.

     3.10 Best Efforts to Close. Each of the parties hereto shall use his/its commercially reasonable best efforts to satisfy, or to cause to be satisfied, all conditions to his/its obligation to close the transactions contemplated hereby that are within the control of such party. If all of the conditions to a party's obligation to close hereunder shall have been satisfied, such party shall diligently proceed to close.

     4    CONDITIONS TO CLOSING.

     4.1 Conditions to Buyer's Obligation to Close. The obligation of Buyer to close the transactions contemplated by this Agreement is subject to the satisfaction of each of the following conditions, any one or more of which may be waived by Buyer in writing at or prior to the Closing:

          (a) Agreements and Conditions. On or before the Closing Date, the Sellers and the Company shall have complied with and duly performed all agreements, covenants and conditions on their part to be complied with and performed pursuant to or in connection with this Agreement on or before the Closing Date.

          (b) Representations and Warranties. The representations and warranties of the Sellers and the Company contained in this Agreement shall be true and complete on and as of the Closing Date (except for representations and warranties that speak as of a specific date prior to the Closing Date which need only be true and correct as of such earlier date), with the same force and effect as though such representations and warranties had been made on and as of the Closing Date; provided, however, that this condition shall be deemed satisfied unless any and all inaccuracies in the representations and warranties, in the aggregate, result in a Material Adverse Effect (ignoring for the purposes of this subsection 4.1(b) any qualifications by Material Adverse Effect or otherwise by material adversity and any materiality qualification or words of similar import contained in such representations and warranties).

          (c) No Legal Proceedings. No court or governmental suit, action or proceeding shall have been instituted or overtly threatened to materially restrain or prohibit the transactions contemplated hereby, and, as of the Closing Date, there will be no court or governmental action or proceeding pending or threatened against or affecting the Company that involves a demand for any judgment or Liability, whether or not covered by insurance, that could reasonably be expected to have a Material Adverse Effect.

          (d) The Sellers' and Officer's Certificate. Buyer shall have received a certificate dated the Closing Date and executed by the Sellers and an authorized executive officer of the Company to the effect that the conditions set forth in Sections 4.1(a), 4.1(b) and 4.1(c) hereof shall have been satisfied.

          (e) Absence of Material Changes. The Company shall have not experienced any material adverse change in its business, operations, assets, prospects or condition (financial or otherwise) since August 23, 2006.

          (f) Consents. All Consents required to be set forth on Schedule 2.1(e) hereto shall have been obtained and delivered to Buyer, except to the extent the failure to obtain such Consents would not have a Material Adverse Effect.

          (g) Ancillary Agreements. Buyer shall have received all of the Ancillary Agreements, duly executed and delivered by the Sellers to the extent that they are parties thereto.

          (h) Stock Certificates. Buyer shall have received the originally issued stock certificates evidencing all of the Company Stock, with duly executed stock powers attached and in proper form for transfer.

          (i) Resignations. Buyer shall have received the resignations of all of the officers and directors of the Company requested by Buyer pursuant to Section 3.9 hereof.

          (j) Secretary's Certificate. Buyer shall have received a certificate, dated the Closing Date and executed by the Secretary of the Company, certifying the incumbency and signatures of the officers of the Company authorized to act on behalf of the Company in connection with the transactions contemplated hereby and attaching and certifying as true and complete copies of (i) the resolutions duly adopted by the Board of Directors of the Company authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (ii) the Certificate of Incorporation and By-Laws of the Company, each as may have been amended up through the Closing Date.

          (k) Certificates of Status. Buyer shall have received certificates from the Secretary of State of the State of Delaware and of each jurisdiction set forth on Schedule 2.1(b) hereto, stating that the Company has filed its most recent annual report, has not filed a certificate of dissolution or withdrawal and is in good standing in each such jurisdiction.

          (l) Other Closing Deliveries. Buyer shall have received at or prior to the Closing such other documents, instruments and certificates as Buyer may reasonably request in order to effectuate the transactions contemplated hereby.

     4.2 Conditions to the Sellers' Obligations to Close. The obligations of the Sellers to close the transactions contemplated by this Agreement are subject to the satisfaction of each of the following conditions, any one or more of which may be waived by the Sellers' Rep in writing at or prior to the Closing:

          (a) Agreements and Conditions. On or before the Closing Date, Buyer shall have complied with and duly performed all agreements, covenants and conditions on its part to be complied with and performed pursuant to or in connection with this Agreement on or before the Closing Date.

          (b) Representations and Warranties. The representations and warranties of Buyer contained in this Agreement shall be true and complete on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that speak as of a specific date prior to the Closing Date which need only be true and correct as of such earlier date) provided, however, that this condition shall be deemed satisfied unless any and all inaccuracies in the representations and warranties, in the aggregate, result in a Material Adverse Effect (ignoring for the purposes of this subsection 4.2(b) any qualifications by Material Adverse Effect or otherwise by material adversity and any materiality qualification or words of similar import contained in such representations and warranties).

          (c) No Legal Proceedings. No court or governmental suit, action or proceeding shall have been instituted or overtly threatened to materially restrain or prohibit the transactions contemplated hereby.

          (d) Officer's Certificate. The Sellers shall have received a certificate dated the Closing Date and executed by an authorized executive officer of Buyer to the effect that the conditions set forth in Sections 4.2(a) , 4.2(b) and 4.2(c) hereof shall have been satisfied.

          (e) Secretary's Certificate. The Sellers shall have received a certificate, dated the Closing Date and executed by the Secretary of Buyer, certifying the incumbency and signatures of the officers of Buyer authorized to act on behalf of Buyer in connection with the transactions contemplated hereby and attaching and certifying as true and complete copies of (i) the resolutions duly adopted by the Board of Directors of Buyer authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (ii) the Certificate of Incorporation and By-Laws of Buyer, each as may have been amended up through the Closing Date.

          (f) Purchase Price. Buyer shall have delivered the Purchase Price in accordance with Section 1.2 hereof.

          (g)  Ancillary  Agreements.   The  Sellers  shall  have  received,  as
               applicable,   the   Employment   Agreement  and  the   Consulting
               Agreements, duly executed and delivered by the Company.

     5 FURTHER ASSURANCES. From time to time on and after the Closing Date, and without any further consideration, the Sellers shall execute and deliver such other instruments of conveyance, assignment, transfer and delivery and take such other actions as Buyer may reasonably request in order more effectively to transfer to and to place Buyer in possession or control of, all of the rights, properties, assets and businesses intended to be transferred hereby, to assist in the collection and enforcement of any and all such rights, properties and assets and to enable Buyer to exercise and to enjoy all of the rights and benefits of the Company with respect thereto.

     6    CERTAIN TAX MATTERS.

     6.1 Straddle Period. In the case of any taxable period that includes, but does not end on, the Closing Date (a "Straddle Period"), the amount of any Taxes based on or measured by receipts of the Company and any sales, use, real property and other similar Taxes for the Pre-Closing Tax Period shall be determined based on an interim closing of the books as of the close of business on the Closing Date and the amount of other Taxes of the Company for a Straddle Period that relate to the Pre-Closing Tax Period shall be deemed to be the amount of such Tax for such entire Straddle Period multiplied by a fraction, the numerator of which shall be the number of days in the taxable period ending on the Closing Date and the denominator of which shall be the total number of days in such Straddle Period.

     6.2 Allocation of Purchase Price. Buyer, the Company and the Sellers agree that the Purchase Price and the liabilities of the Company (plus other relevant items) will be allocated among the assets of the Company for all purposes (including Tax and financial accounting) in a manner consistent with the fair market values thereof set forth in the Tax Allocation Schedule to be agreed upon by the Sellers and Buyer and attached hereto at or prior to the Closing as Schedule 6.4. Buyer, the Company and the Sellers will file all Tax Returns (including amended returns and claims for refund) and information reports in a manner consistent with such Tax Allocation Schedule and shall not take any position inconsistent with the allocation for Tax purposes, except as and to the extent required by applicable Law.

     6.3 Tax Periods Ending on or before the Closing Date. Buyer shall prepare (or cause to be prepared) and file (or cause to be filed) all Tax Returns for the Company for all periods ending on or prior to the Closing Date that are filed after the Closing Date and all Straddle Period Tax Returns. Buyer shall permit the Sellers to review and comment on each such Tax Return described in the immediately preceding sentence prior to filing.

     6.4  Cooperation on Tax Matters.

          (a) Buyer, the Company and the Sellers shall cooperate, as and to the extent reasonably requested by any other party, in connection with the filing of Tax Returns and any audit, litigation or other proceeding with respect to Taxes pursuant to this Section 6. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information that are reasonably relevant to any such audit, litigation or other proceeding and making employees or representatives available on a mutually convenient basis to provide additional information and explanation of any materials provided hereunder. The Company (after the Closing) shall (i) retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the applicable statute of limitations for the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority and (ii) give the Sellers' Rep reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the Sellers' Rep so directs in writing, the Company shall allow the Sellers' Rep to take possession of such books and records.

          (b) Each of Buyer and the Sellers shall, upon request from the other party, use reasonable best efforts to obtain any certificate or other document from any governmental authority or other Person as may be necessary to mitigate, reduce, defer or eliminate any Tax that could be imposed (including, but not limited to, any with respect to the transactions contemplated hereby).

     6.5 Certain Taxes. All transfer (including real property), documentary, sales, stamp, registration and other similar Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any corporate-level gains Tax triggered by the sale of the Company Stock and any similar Tax imposed by States or subdivisions) shall be paid by the Sellers when due, and the Sellers will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, stamp, registration and other similar Taxes and fees. If required by applicable Law, Buyer will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

     7    SURVIVAL; INDEMNIFICATION.

     7.1 Survival of Representations. Buyer shall be entitled to rely upon the representations, warranties, covenants and agreements of the Company and the Sellers. All representations and warranties contained in this Agreement (including the Schedules hereto) and in all certificates (including the Estimated Closing Certificate) required hereby to be delivered shall be deemed to be representations and warranties hereunder and shall survive the Closing Date for a period of one (1) year; provided, however, that (i) any such representations and warranties shall survive the time(s) that they would otherwise terminate with respect to claims of which written notice has been given as provided in this Agreement prior to such termination; and
          (ii) such time limitation shall not apply to the representations and warranties contained in (A) Sections 2.1(i), 2.1 (l), 2.1(q), and 2.1(u) hereof, which shall survive until the expiration of the applicable statute of limitations (including any extension(s) thereof), and (B) Sections 2.1(a), 2.1(c), 2.2(a), 2.2(b) and 2.3(b)
          hereof, which shall survive indefinitely.

     7.2 Indemnities of the Company and the Sellers. Subject to the limitations set forth in this Article 7, the Sellers shall jointly and severally indemnify, defend and hold harmless following the Closing Date, Buyer and its Affiliates and their respective directors, officers, stockholders, agents, successors and permitted assigns from and against, and shall pay and reimburse the foregoing Persons for, any and all Losses relating to or arising out of the breach (or alleged breach if asserted by a third party) of any representation, warranty, covenant or agreement of any of the Sellers or the Company contained in this Agreement, subject to the limitations below.

     7.3  Indemnity  of  Buyer.  Subject  to the  limitations  set forth in this
          Article 7, Buyer shall indemnify, defend and hold harmless following the Closing Date, the Sellers and the Company and their heirs, legal beneficiaries and permitted assigns from and against, and shall pay and reimburse the foregoing Persons for, any and all Losses relating to or arising out of the breach (or alleged breach if asserted by a third party) of any representation, warranty, covenant or agreement of Buyer contained in this Agreement, subject to the limitations below.

     7.4 Procedures for Indemnification; Defense. If any party (the "Indemnitee") receives notice of any claim or the commencement of any action or proceeding with respect to which the other party (or parties) is obligated to provide indemnification (the "Indemnifying Party") pursuant to Sections 7.2 or 7.3 hereof, the Indemnitee shall give the Indemnifying Party written notice thereof within a reasonable period of time following the Indemnitee's receipt of such notice. Such notice shall describe the claim in reasonable detail and shall indicate the amount (estimated if appropriate) of the Losses that have been or may be sustained by the Indemnitee. The failure to so provide such notice shall not affect the Indemnifying Party's obligations hereunder, unless such Party is materially prejudiced as a result thereof. The Indemnifying Party may, subject to the other provisions of this Section 7.4, compromise or defend, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any such matter involving the asserted liability of the Indemnitee in respect of a third-party claim. If the Indemnifying Party shall elect to compromise or defend such asserted liability, it shall, within thirty (30) days (or sooner, if the nature of the asserted liability so requires), notify the Indemnitee of its intention to do so and the Indemnitee shall reasonably cooperate, at the request and reasonable expense of the Indemnifying Party, in the compromise of, or defense against, such asserted liability. The Indemnifying Party shall not be released from any obligation to indemnify the Indemnitee hereunder with respect to a claim without the prior written consent of the Indemnitee, which shall not be unreasonably withheld, unless the Indemnifying Party shall deliver to the Indemnitee a duly executed agreement settling or compromising such claim with no monetary liability  to  or  injunctive  relief  against  the  Indemnitee  and a complete release of the Indemnitee with respect thereto, which agreement shall not limit or impair the Indemnitee's ability to conduct its business. The Indemnifying Party shall have the right, except as provided below in this Section 7.4, to conduct and control the defense of any third-party claim made for which it has been provided notice hereunder. All costs and fees incurred with respect to any such claim shall be borne by the Indemnifying Party. The Indemnitee shall have the right to participate, but not control, at its own expense, the defense or settlement of any such claim; provided, that if the Indemnitee and the Indemnifying Party shall have conflicting or different claims or defenses, the Indemnifying Party shall not have control of such conflicting or different claims or defenses and the Indemnitee shall be entitled to appoint a separate counsel for such claims and defenses at the cost and expense of the Indemnifying Party; provided, further, that if the Indemnifying Party shall not assume and pursue in a timely and diligent manner the defense of any third-party claim, the Indemnifying Party shall cede control of such claim and the Indemnitee shall be entitled to appoint a counsel of its choice for such defense, at the cost and expense of the Indemnifying Party. If the Indemnifying Party shall choose to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are reasonably required for such defense.

     7.5 Limitations on Indemnification. Notwithstanding any provision contained in this Agreement to the contrary, no Indemnitee shall be entitled to assert any claim for indemnification in respect of breach(es) of representations and warranties under Sections 7.2 or 7.3 hereof until such time as all claims for indemnification by such Person (and all related Indemnitees) hereunder shall exceed $100,000 (the "Basket"), but then all such claims shall be recoverable in full; provided, however, that the aggregate dollar amount of Buyer's and the Sellers' indemnification obligations hereunder may not exceed the Holdback Amount (the "Claims Limitation"), except (i) if the Indemnifying Party shall have provided information to Buyer or to the Company and the Sellers, as the case may be, in connection herewith or made any representation or warranty contained herein that, in either case, was fraudulent or made in bad faith or (ii) for breaches of
          Section 8 hereof, in either of which event the Claims Limitation shall not apply, which in the case of (i) and (ii) above, claims shall be limited to the Purchase Price.

     7.6 Directors and Officers Indemnification. The certificate of incorporation and by-laws of the Company shall contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of the Company and its Subsidiaries than are set forth in the Company's Certificate of Incorporation and Bylaws as of the date of this Agreement, which provisions shall not be amended, modified or repealed for a period of six (6) years time from the Closing Date in a manner that would adversely affect the rights thereunder of individuals who, at or prior to the Closing Date, were officers or directors of the Company, unless such amendment, modification or repeal is required by applicable law after the Closing Date.

     7.7 Method of Indemnification. The Buyer and Sellers hereby agree and acknowledge that any indemnification payments pursuant to Section 7.2 hereof shall be paid or reimbursed to Buyer (and its related Indemnitees) solely from the funds held in the Holdback Account. The Holdback Amount shall remain in the Holdback Account for a period of no more than TWELVE (12) MONTHS following the Closing Date. Notwithstanding anything to the contrary herein, the parties acknowledge that following the Closing, the Sellers, or any one of them, may undertake to assist the Company and the Buyer in the collection and receipt of accounts receivable of the Company, and to the extent, the Sellers, the Company and the Buyer successfully collect an aggregate of at least SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($7,500,000) in gross revenues (the "Gross Revenue Target"), the Company shall promptly distribute any and all remaining Holdback Amounts held in the Holdback Account to Sellers via wire transfer to an account designated by the Sellers' Rep and any rights to indemnification under Section 7.2 shall expire and no longer be enforceable as of the date the Company meets the Gross Revenue Target.

     8    NON-COMPETITION; CONFIDENTIALITY.

     8.1  Non-Competition.  Following  the Closing Date and for a period of five
          (5) years thereafter (the "Restricted Period"), the Sellers and their respective Affiliates and Associates shall not, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be employed or retained by, render services to, provide financing (equity or debt) or advice to, or otherwise be connected in any manner with any business that at any time competes in the Business, anywhere throughout the world; provided, however, that nothing contained herein shall prevent the purchase or ownership by a Seller of less than 5% of the outstanding equity securities of any class of securities of a company registered under Section 12 of the Securities and Exchange Act of 1934, as amended.

     8.2 No Competing Interests. Each Seller hereby represents and warrants to Buyer that neither he nor any Affiliate or Associate has any ownership or other interest in any business or activity that competes or can reasonably be expected to compete directly with the Business. Each Seller hereby represents and warrants to Buyer that neither he nor any Affiliate or Associate has or shares with the Company any ownership or similar interest in any asset or property (including any intellectual property) that is being (or has been in the past 12-month period) used in connection with the operation of the Company's Business.

     8.3 Non-Solicitation. During the Restricted Period, the Sellers and their respective Affiliates and Associates shall not, directly or indirectly, hire, engage, offer to hire, divert, entice away, solicit or in any other manner persuade or attempt to persuade (a "Solicitation") any Person who is, or was, at any time within the 12-month period prior to such Solicitation, an officer, director, employee, agent, licensor, licensee, customer, or supplier of Buyer or the Company to discontinue, terminate or adversely alter his or its relationship therewith.

     8.4 Non-Disruption. During the Restricted Period, the Sellers and their respective Affiliates and Associates shall not, directly or indirectly, interfere with, disrupt or attempt to disrupt any present or prospective relationship, contractual or otherwise, between Buyer or any of its Affiliates, on the one hand, and any of its customers, contractees, suppliers or employees, on the other hand; provided, however, notwithstanding anything to the contrary, the Sellers and their respective Affiliates and Associates shall be permitted to engaged in business relations with such customers, contractees, suppliers or employees for products or services unrelated to the Business of the Company so long as such engagement is non-disruptive in accordance with the foregoing.

     8.5 Non-Disparagement. From and after the Closing Date, the Sellers and their respective Affiliates and Associates shall not at any time, directly or indirectly, disparage or make any statement or publication that is intended to or has the effect of disparaging, impugning or injuring the reputation or business interests of the Company or Buyer and any of its Affiliates or any of their respective products, services, officers or employees regardless of any perceived truth of such statement or publication.

     8.6 Confidentiality. From and after the Closing Date, the Sellers and their respective Affiliates and Associates shall not at any time, directly or indirectly, use, exploit, communicate, disclose or disseminate any Confidential Information (as defined below) in any manner whatsoever (except disclosure to their personal financial or legal advisors and as may be required under legal process by subpoena or other court order; provided, that the Sellers will take reasonable steps to provide Buyer with sufficient prior written notice in order to contest such requirement or order). Notwithstanding the foregoing, the Sellers (and each employee, representative or other agent of the Sellers) may disclose to any and all Persons the tax treatment and tax structure of the transaction contemplated hereby; provided, however, that neither the Sellers nor any employee, representative or agent thereof may disclose any information that is not necessary to understanding the tax treatment and tax structure of the transactions (including the identity of the parties and any information that could lead another to determine the identity of the parties) or any other information to the extent that such disclosure could result in a violation of any federal or state securities Law.

          For purposes of this Agreement, "Confidential Information" means any and all information (oral or written) relating to the Company and/or Buyer and its Affiliates or any of their operations or activities, including, but not limited to, the terms of this Agreement, information relating to trade secrets, plans, promotion and pricing techniques, procurement and sales activities and procedures, proprietary information, business methods and strategies (including acquisition strategies), software, software codes, advertising, sales, marketing and other materials, customers and supplier lists, data processing reports, customer sales analyses, invoice, price lists or information, and information pertaining to any lawsuits or governmental investigation, except such information that is in the public domain (such information not being deemed to be in the public domain merely because it is embraced by more general information that is in the public domain), other than as a result of a breach of any of the provisions hereof.

     8.7 Remedies upon Breach. Each Seller acknowledges and agrees that: (i) Buyer (and the Company) would be irreparably injured in the event of a breach by any Seller of any of the obligations under this Section 8;
          (ii) monetary damages would not be an adequate remedy for such breach;
          (iii) Buyer (and the Company) shall be entitled (without the need to post any bond) to injunctive relief, in addition to any other remedy that they may have, in the event of any such breach; and (iv) the existence of any claims that any Seller may have against Buyer (and the Company), whether under this Agreement, any Ancillary Agreement or otherwise, shall not be a defense to (or reason for the delay of) the enforcement by Buyer (and the Company) of any of their rights or remedies under this Agreement.

     9    MISCELLANEOUS PROVISIONS.

     9.1  Execution  in   Counterparts.   This  Agreement  may  be  executed  in
          counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

     9.2 Notices. All notices, requests, demands and other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be delivered personally, sent by facsimile transmission, delivered by a recognized overnight courier or express mail service for next business day delivery (and requiring proof or delivery or receipt) or posted in the United States mail by registered or certified mail, with postage pre-paid, return receipt requested, and shall be deemed given when so delivered personally, sent by facsimile transmission with electronic confirmation of receipt, the next day after delivered to such overnight courier or express mail service or three (3) business days after the date of mailing, as follows:

          (a) If to Buyer (and following the with a copy to (which shall not Closing, the Company) to: constitute notice):

NextGen Acquisition, Inc.                       Kirkpatrick & Lockhart
One Penn Plaza, Suite 1612                      Nicholson Graham LLP
New York, NY 10119                              One Newark Center
Attn:  Kevin Kreisler                           10th Floor
Chairman                                        Newark, New Jersey 07102
Tel. No.:  646.572.6317                         Attn.:  Stephen A. Timoni, Esq.
Fax No.:  646-572-6336                          Attn.:  David S. Kwon, Esq.
                                                Tel No.: 973.848.4020
                                                Tel. No. 973.848.4025
                                                Fax No.: 973.848.4001

          (b) If to the Sellers (and prior to the with a copy to (which shall not Closing, the Company): constitute notice):

                                                Powell Goldstein LLP
Golden Technology Management, LLC               One Atlanta Center
P.O Box 706                                     201 West Peachtree Street, NW
Potsdam, NY 13676                               Atlanta, Georgia 30309
Attn:  John Gaus                                Attention:  Mike Delaney
Tel. No.: __________                            Telephone: 404-572-6600
Fax No.:  __________                            Facsimile:  404-572-6999










          Any party may, by notice given in accordance with the provisions of this Section 9.2 to the other parties, designate another address or individual for receipt of notices hereunder.

     9.3 Consent and Acknowledgement of Surrender of Option to Purchase Common Stock. Each of the Company, Sellers and the Buyer hereby acknowledge, approve, ratify and consent to the surrender of an option to purchase shares of common stock of the Company by Clarkson University to the Company immediately prior to the execution date of this Agreement, and the Company hereby agrees to record such surrender on its books and records.

     9.4 Amendments; Waivers. This Agreement may be amended or modified at any time and any provision(s) hereof waived, but only by a written instrument executed by all of the parties hereto.

     9.5 Entire Agreement. This Agreement (together with the Ancillary Agreements) constitute the entire agreement between the parties hereto with respect to the subject matter hereof, and supersede all prior term sheets, agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

     9.6 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the conflict of laws principles thereof. The parties hereby consent to the exclusive jurisdiction of the federal and New York courts located in Manhattan (NYC) and agree that service of process by certified mail, return receipt requested, shall, in addition to any other methods permitted by applicable Law, constitute personal service for all purposes hereof.

          EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED ON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE ANCILLARY AGREEMENTS.

     9.7 Termination. Subject to the provisions of Section 9.9 hereof, this Agreement may be terminated at any time prior to the Closing Date by any of the following:

          (a)  By the mutual written agreement of Buyer and the Company;

          (b) By either Buyer or the Company, if the Closing shall not have occurred on or before November 15, 2006, or such later date as the parties may agree upon, upon written notice by such terminating party; provided that at the time such notice is given, a material breach of this Agreement by such terminating party shall not be the principal reason for the failure of the Closing to occur;

          (c) By Buyer, by written notice to the Company and the Sellers, if there has been a material violation or breach of any of the Sellers' or the Company's covenants or agreements made herein or if any representation or warranty of the Sellers or the Company contained herein is materially inaccurate or misleading;

          (d) By the Company, by written notice to Buyer, if there has been a material violation or breach of any of Buyer's covenants or agreements made herein or if any representation or warranty of Buyer contained herein is materially inaccurate or misleading; or

     9.8 Financing Rights. The obligation of Buyer to close the transactions contemplated by this Agreement is subject to Buyer receiving, prior to the Closing Date, all approvals and funding, under financing facilities or arrangements maintained or to be entered into by Buyer and its Affiliates, necessary in order to effectuate this Agreement and to consummate the transactions contemplated hereby. If Buyer is unable to obtain such approvals and/or Buyers financing sources are unable to close on said financing within 10 days after the Closing Date, Buyer may upon written notice by Buyer to the Company either:
          (i) terminate this Agreement, which such notice shall include a break-up fee (the "Break-Up Fee") in the amount of ONE HUNDRED FIFTY THOUSAND DOLLARS ($150,000.00); or (ii) waive this contingency and proceed to the Closing. In the event Buyer fails to advise Company in writing of the satisfaction of the contingency in this Section 9.8 prior to the date specified above, such contingency shall be deemed to have not been satisfied or waived and Buyer shall be deemed to have exercised its option to terminate this Agreement pursuant to this
          Section 9.8, and in such instance Buyer shall pay the Break-Up Fee to the Company.

     9.9 Effects of Termination. If this Agreement shall be terminated as provided in Section 9.7 or Section 9.8 hereof, then this Agreement shall forthwith become void and there shall be no liability or obligation  on the  part  of  the  parties  hereto  (or  any of  their respective stockholders, officers, directors, employees, legal beneficiaries, successors or Affiliates). Notwithstanding any termination of this Agreement, the provisions of Section 3.6 and this
          Section 9 shall survive.

     9.10 Fees and Disbursements. Buyer and the Sellers (and not the Company) shall pay all costs and expenses, including the fees and disbursements of any counsel and accountants retained by them, incurred by them in connection with the preparation, execution, delivery and performance of this Agreement and the transactions contemplated hereby, whether or not the transactions contemplated hereby are consummated.

     9.11 Assignment. This Agreement may not be assigned by the Company or the Sellers without the prior written consent of Buyer; provided, however, that (i) Buyer may assign or delegate any or all rights or obligations hereunder to an Affiliate prior to Closing if necessary in connection with its financing or Tax planning in respect of the transactions contemplated hereby and (ii) Buyer may assign any and all of its rights hereunder to any lenders that provide financing to it in connection with the transactions contemplated hereby and in any related transactions; provided, further, that Buyer may assign or delegate any or all of its rights or obligations hereunder, including its rights under Sections 7 and 8 hereof, to any subsequent purchaser of the Business, the Company, Buyer or all or substantially all of Buyer's or the Company's assets.

     9.12 Binding Effect; Benefits. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. Except as provided in Sections 7.2 and 7.3 hereof, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties hereto, and their respective heirs, legal representatives, successors and permitted assigns, any rights, remedies, obligations or liabilities under, in connection with or by reason of this Agreement.

     9.13 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability, and without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     9.14 Appointment  and Duties of  Sellers'  Representative.

          (a) Each Seller hereby irrevocably appoints John Gaus to act as the "Sellers' Rep" on its/his behalf hereunder and under all other agreements and certificates contemplated by this Agreement, including, without limitation, and any certificates required to be delivered pursuant to Section 4.1 hereof and to perform its/his obligations hereunder and thereunder. Each Seller hereby irrevocably authorizes the Sellers' Rep to take such actions on its/his behalf and to exercise such powers as are provided to the Sellers' Rep by the terms and provisions of this Agreement, together with such actions and powers as are reasonably incidental thereto and hereby waives any claims, causes of action or other rights of recovery related to any performance or action, or failure to perform or act, or any other actions or inactions whatsoever hereunder by the Sellers' Rep. John Gaus hereby accepts such appointment as Sellers' Rep.

          (b) Buyer may rely upon written instructions from the Sellers' Rep with respect to the giving of any notices to any Seller as an "Indemnitee" or "Indemnifying Party" hereunder or otherwise in connection with this Agreement. Buyer shall not be liable for any acts or omissions of the Sellers' Rep in connection with the performance by the Sellers' Rep of his obligations hereunder.
               Each Seller hereby irrevocably appoints the Sellers' Rep as its/his agent for purposes of the first sentence of this subsection (b).

     9.15 Rules of Construction.

          (a) Words used herein, regardless of the number and gender used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires; as used herein, unless the context shall clearly indicate otherwise, the words "hereof," "herein," "hereinafter" and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and, as used herein, the words "and" and "or" shall, unless the context shall clearly indicate otherwise, be construed as "and/or."

          (b) A reference to any statute or statutory provision shall be construed as a reference to the same as it may have been, or as it may from time to time be, amended, modified or re-enacted.

          (c)  The terms "Dollars" and "$" mean United States dollars.

          (d) All references to any Person shall mean and include the successors and permitted assigns of such Person, and all references to "including" and "include" shall be understood to mean "including, without limitation," (and, for purposes of the Agreement and the Ancillary Agreements, the parties agree that the rule of ejusdem generis shall not be applicable to limit a general statement that is followed by or referable to an enumeration of specific matters to matters similar to the matters specifically mentioned).

          (e) The table of contents, lists of schedules and exhibits and section headings used in this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

          (f) This Agreement is between financially sophisticated and knowledgeable parties and is entered into by such parties in reliance upon the economic and legal bargains contained herein, the language used in this Agreement has been negotiated by the parties hereto and their representatives and shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party who prepared, or caused the preparation of, this Agreement or the relative bargaining power of the parties.

                           [Signatures Appear on the Following Page]

     IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement the day and year first above written.

                              NEXTGEN ACQUISITION, INC.

                              By:  /s/ Kevin Kreisler
                                  --------------------------------
                              Name:    Kevin Kreisler
                              Title:   Chairman

                              NEXTGEN FUEL INC.

                              By:  /s/ John Gaus
                                  -------------------------------
                              Name:    John Gaus
                              Title:   Chairman

                              GOLDEN TECHNOLOGY MANAGEMENT, LLC

                              By:  /s/ John Gaus
                                  -------------------------------
                              Name:    John Gaus
                              Title:

                              By:  /s/ Philip Leveson
                                  -------------------------------
                              Name:    Philip Leveson
                              Title:

                              By:  /s/ Jeff DeWeese
                                  -------------------------------
                              Name:    Jeff DeWeese
                              Title:

                              GOSHEN CAPITAL

                              By:  /s/ John Blend
                                  -------------------------------
                              Name:    John Blend
                              Title:   Managing Member

                              RON ROBBINS

                              By:  /s/ Ron Robbins
                                  -------------------------------
                                       Ron Robbins, Individually